UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
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☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

CA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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July 24, 2009

To Our Stockholders:

On behalf of the Board of Directors and management of CA, Inc., we are pleased to invite you to the 2009 Annual Meeting of Stockholders. The meeting will be held at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749 on September 14, 2009 at 10:00 a.m. Eastern Daylight Time.

Additional details about the meeting, including the formal agenda, are contained in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, there also will be a management report on our business and a discussion period during which you will be able to ask questions.

Whether or not you plan to attend the meeting in person, please vote your shares by following the instructions in the accompanying materials.

Thank you for your consideration and continued support.

Sincerely,

William E. McCracken	John A. Swainson
Chairman of the Board	Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of CA, Inc.:

The 2009 Annual Meeting of Stockholders of CA, Inc. will be held on Monday, September 14, 2009 at 10:00 a.m. Eastern Daylight Time at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749, for the following purposes:

(1) to elect directors, each to serve until the next annual meeting and until his or her successor is duly elected and qualified;

(2) to ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending March 31, 2010;

(3) to consider a stockholder proposal; and

(4) to transact any other business that properly comes before the meeting and any adjournment or postponement of the meeting.

The Board of Directors fixed the close of business on July 17, 2009 as the record date for determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement.

To enter the meeting, you will need an admission ticket or other proof that you were a stockholder on July 17, 2009. Admission tickets are on the outside back cover of this Notice of Annual Meeting and Proxy Statement. If you hold your shares through a broker or nominee, you will need to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership as of July 17, 2009.

A list of stockholders entitled to vote at the meeting will be available for inspection upon the request of any stockholder for any purpose germane to the meeting at our principal offices, One CA Plaza, Islandia, New York 11749, during the 10 days before the meeting, during ordinary business hours, and will be available at the meeting location during the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 14, 2009:

The Notice of Annual Meeting, Proxy Statement, and Annual Report to Stockholders
are available on the Internet at www.proxyvote.com.

Whether or not you expect to attend, please vote your shares by following the instructions contained in the Proxy Statement.

C.H.R. DuPree
Senior Vice President, Corporate
Governance, and Corporate Secretary
Islandia, New York
July 24, 2009

CA, INC.
One CA Plaza
Islandia, NY 11749

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement is furnished to the holders of the common stock, par value $0.10 per share (“Common Stock”), of CA, Inc. (“we,” “us,” “our” or the “Company”) in connection with the solicitation of proxies by our Board of Directors for use at the 2009 annual meeting of stockholders and any adjournment or postponement of the meeting. The meeting will be held on September 14, 2009, at 10:00 a.m. Eastern Daylight Time. The matters expected to be acted upon at the meeting are set forth in the preceding Notice of Annual Meeting. At present, the Board of Directors knows of no other business to come before the meeting.

Meeting Admittance Procedures

To enter the meeting, you will have to present an admission ticket or other proof that you were a stockholder of the Company on the July 17, 2009 record date. Admission tickets are on the outside back cover of this Notice of Annual Meeting and Proxy Statement. If you hold your shares of Common Stock through a broker or nominee, you will have to bring either a copy of the voting instruction card provided by your broker or nominee, or a copy of a brokerage statement showing your ownership of Common Stock as of July 17, 2009. You may also be required to present official identification containing your recent photograph (such as a driver’s license or passport). We may inspect your packages and bags and we may require you to check them, and in some cases, we may not permit you to enter the meeting with them. Please note that, at our discretion, we may exclude cameras, mobile phones, recording equipment and other electronic devices. Please do not bring non-essential packages, bags or other items to the meeting. We may take other security measures in connection with the meeting. Please allow sufficient time and otherwise plan accordingly.

Notice of Internet Availability

If you received a notice regarding the availability of annual meeting proxy materials on the Internet (“Notice of Internet Availability”) for the annual meeting, you will not receive a printed copy of the proxy materials unless you specifically request one. The Notice of Internet Availability provides you with instructions on how to view our proxy materials on the Internet.

If you want to receive a paper or e-mail copy of the proxy materials, you may request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed in the Notice of Internet Availability by September 1, 2009 to facilitate timely delivery.

We plan to mail the Notice of Internet Availability on or about August 4, 2009. We will mail a printed copy of the proxy materials to certain stockholders, as in prior years, and we expect that mailing to begin on or about August 4, 2009.

Stockholders of Record; Street Name

If your shares of Common Stock are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability (and, if applicable, the mailed proxy materials) was sent directly to you. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability (and, if applicable, the mailed proxy materials) was forwarded to you by that firm. The firm holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that firm on how to vote the shares held in your account. We may reimburse those firms for reasonable fees and out-of-pocket costs incurred in forwarding the Notice of Internet Availability (and, if applicable, the mailed proxy materials) to you.

Proxy Solicitation

We will bear the cost of our soliciting proxies. In addition to using the Internet, our directors, officers and employees may solicit proxies in person and by mailings, telephone, telegram, facsimile, or electronic transmission, for which they will not receive any additional compensation. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares of Common Stock held by such persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable fees and out-of-pocket expenses incurred. We have retained Morrow & Co., LLC to assist us in soliciting proxies for a fee of $7,500, plus expenses.

Voting

The shares of Common Stock represented by valid proxies received and not revoked will be voted at the meeting.

If you are a stockholder of record and you:

•	indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

•	sign and return a proxy card without giving specific voting instructions,

then the proxy holders (i.e., the persons named in the proxy card provided by our Board of Directors) will vote your shares in the manner recommended by our Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

If you are a beneficial owner of shares held in street name and do not provide the firm that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the firm that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the firm that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, it will inform our Inspector of Election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” (Please see “Broker Non-Votes,” below.)

When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the firm that holds your shares by carefully following the instructions provided in the Notice of Internet Availability.

Please note that if you hold your shares through a bank, broker or other nominee and you want to vote in person at the meeting, you must obtain a proxy from your bank, broker or other nominee authorizing you to vote those shares and you must bring that proxy to the meeting. If any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the proxy holders named in the Board of Directors’ accompanying proxy card to vote the shares represented by the proxy card on those matters in accordance with their best judgment.

Broker Non-Votes

A “broker non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote on a particular matter because the broker has not received voting instructions from you and does not have authority to vote on that matter without instructions from you. “Broker non-votes” are treated as present for purposes of determining a quorum, but are not counted as votes “for” or “against” the matter in question or as abstentions, and they are not counted in determining the number of votes present for the particular matter.

Under the rules applicable to brokers, if your broker holds shares in your name, the broker, in the absence of voting instructions from you, is entitled to vote your shares on Proposals 1 and 2.

Revocability of Proxy

You may revoke your proxy at any time before it is exercised by filing a written revocation with the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749, submitting a proxy bearing a later date (including by telephone or the Internet), or voting in person at the meeting.

Record Date and Voting Rights

Only stockholders of record at the close of business on July 17, 2009 are entitled to notice of and to vote at the meeting or any adjournment or postponement. On July 17, 2009, we had outstanding 523,799,655 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock, present or represented by proxy at the meeting, will constitute a quorum.

Votes cast at the meeting by proxy or in person will be tabulated by the Inspector of Election. The Inspector of Election will treat shares of Common Stock represented by a valid proxy as present at the meeting for purposes of determining a quorum, whether or not the proxy is marked as casting a vote or abstaining on any or all matters. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

Assuming that a quorum is present at the meeting, a majority of the votes cast at the meeting with regard to a director will be required to elect the director, which means that the number of votes cast “for” the director must exceed the number of votes cast “against” the director. Abstentions and broker non-votes will have no effect on the election of directors since only votes cast “for” and “against” a director will be counted. If a director does not receive the requisite vote, the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors were required to submit before the mailing of this Proxy Statement. For additional information, please see “Proposal 1 — Election of Directors.”

Assuming that a quorum is present at the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote on the subject matter will be required to approve Proposal 2, the ratification of our independent registered public accountants, and Proposal 3, the stockholder proposal. In determining whether Proposal 2 or 3 has received the requisite number of affirmative votes, abstentions will have the effect of a vote “against” the proposal, and broker non-votes, if any, will reduce the absolute number, but not the percentage, of affirmative votes needed for approval of these proposals.

Householding

If you and other residents with the same last name at your mailing address own shares of Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one Notice of Internet Availability or annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials is known as “householding.” If you received a householding communication, your broker will send one copy of the Notice of Internet Availability or this Proxy Statement and our Annual Report for the fiscal year ended March 31, 2009 to your address unless contrary instructions were given by any stockholder at that address. If you received more than one copy of the Notice of Internet Availability or the proxy materials this year and you wish to reduce the number of copies you receive in the future and save us the cost of printing and mailing these documents, please contact your broker.

You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to our Investor Relations Department at the address below. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single set of the Notice of Internet Availability or proxy materials for this year, but you would prefer to receive your own copy, we will send a copy of the Notice of Internet Availability or the Proxy Statement and Annual Report to you if you send a written request to CA, Inc., Investor Relations Department, One CA Plaza, Islandia, NY 11749, or contact Investor Relations at 1-800-225-5224.

Annual Report

Our Annual Report for the fiscal year ended March 31, 2009 accompanies this Proxy Statement and is also available on the Internet. Please follow the instructions in the Notice of Internet Availability if you want to review our Annual Report on line. Our Annual Report contains financial and other information about us. The Annual Report is not a part of this Proxy Statement.

INFORMATION REGARDING BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS, THE BOARD AND MANAGEMENT

The following table sets forth information, based on data provided to us, with respect to beneficial ownership of shares of Common Stock as of July 17, 2009 for (1) each person known by us to beneficially own more than five percent of the outstanding shares of Common Stock, (2) each of our directors and nominees for election as directors, (3) the Named Executive Officers set forth in the Fiscal Year 2009 Summary Compensation Table, below (other than Mr. Swainson, who is listed under the “Directors and Nominees” heading) and (4) all of our directors, nominees and executive officers as a group. The table also sets forth the number of shares of Common Stock underlying deferred stock units held by each of our directors as of July 17, 2009.

				Additional
	Number of			Shares
	Shares			Underlying
	Beneficially		Percent of	Deferred
Beneficial Owner	Owned(1)(2)		Class	Stock Units(3)

Holders of More Than 5%:
Walter H. Haefner	125,813,380	(4)	24.02%
Careal Holding AG Utoquai 49 8022 Zurich, Switzerland
NWQ Investment Management Company, LLC	42,240,573	(5)	8.06%
2049 Century Park East, 16th Floor Los Angeles, CA 90067
Hotchkis & Wiley Capital Management, LLC	30,485,610	(6)	5.82%
725 S. Figueroa Street, 39th Floor Los Angeles, CA 90017
Directors and Nominees:
Raymond J. Bromark	1,000		*	10,082
Alfonse M. D’Amato	20,250	(7)	*	28,383	(7)
Gary J. Fernandes	1,125		*	42,799
Kay Koplovitz	0		*	3,048
Robert E. La Blanc	7,750		*	44,993
Christopher B. Lofgren	0		*	29,384
William E. McCracken	0		*	46,381
John A. Swainson	1,172,188		*	—
Laura S. Unger	0		*	17,912
Arthur F. Weinbach	5,000		*	11,147
Renato (Ron) Zambonini	0		*	15,956
Named Executive Officers (Non-Directors):
Russell M. Artzt	1,941,872		*
Michael J. Christenson	443,346		*
Nancy E. Cooper	218,924		*
Kenneth V. Handal	399,535		*
All Directors, Nominees and Executive Officers as a Group (22 persons)	5,183,086	(7)	*	250,085	(7)

*	Represents less than 1% of the Common Stock outstanding

(1)	Except as indicated below, all persons have represented to us that they exercise sole voting and investment power with respect to their shares.

(2)	The amounts shown in this column include the following shares of Common Stock issuable upon exercise of stock options that either are currently exercisable or will become exercisable within 60 days after July 17, 2009: Mr. D’Amato, 20,250; Mr. Fernandes, 1,125; Mr. La Blanc, 6,750; Mr. Swainson, 760,048; Mr. Artzt, 1,273,650; Mr. Christenson, 194,774; Ms. Cooper, 71,804; Mr. Handal, 298,474; and all directors, nominees and executive officers as a group, 3,067,663.

(3)	Under our prior and current compensation plans for non-employee directors, those directors have received a portion of their fees in the form of deferred stock units. In January immediately following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units accrued in the director’s deferred compensation account. Although the deferred stock units are derivative equity securities owned by the directors, the deferred stock units are not included in the column headed “Number of Shares Beneficially Owned” because the directors do not have the right currently to dispose of or to vote the underlying shares of Common Stock. See “Compensation of Directors” for more information.

(4)	According to a Schedule 13D/A filed on October 30, 2003, Walter H. Haefner, through Careal Holding AG, a company wholly owned by Mr. Haefner, exercises sole voting power and sole dispositive power over these shares.

(5)	According to a Schedule 13G/A filed on February 17, 2009 by NWQ Investment Management Company, LLC (“NWQ”), NWQ exercises sole voting power over 36,998,397 shares and sole dispositive power over 42,240,573 shares. According to the Schedule 13G/A, the shares are beneficially owned by clients of NWQ.

(6)	According to a Schedule 13G/A filed on February 13, 2009 by Hotchkis & Wiley Capital Management, LLC (“HWCM”), HWCM exercises sole voting power over 19,298,733 shares and sole dispositive power over 30,485,610 shares. According to the Schedule 13G/A, the shares are owned of record by clients of HWCM and HWCM disclaims beneficial ownership of the shares.

(7)	The 10th anniversary of Senator D’Amato’s service as a director occurred on June 29, 2009. In accordance with our director retirement policy, Senator D’Amato retired as a director on that date.

PROPOSAL 1 — ELECTION OF DIRECTORS

Nominees

On the recommendation of the Corporate Governance Committee, the Board of Directors has nominated the persons listed below for election as directors at the annual meeting, each to serve until the next annual meeting and until his or her successor is duly elected and qualified. Each of the nominees is an incumbent director. Robert E. La Blanc, who is currently an incumbent director, has reached age 75. In accordance with our director retirement policy, he will not stand for re-election at the annual meeting. The size of the Board will be reduced to nine directors effective immediately prior to the election of directors at the annual meeting.

The Board has determined that eight of the nominees (all of the nominees other than Mr. Swainson) are independent under The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements and our Corporate Governance Principles (the “Corporate Governance Principles”), which are attached to this Proxy Statement as Exhibit A. Mr. Swainson is deemed not to be independent because of his current position as our Chief Executive Officer.

In the course of the Board’s determination regarding the independence of each non-employee director, the Board considers transactions, relationships and arrangements as required by the independence guidelines contained in our Corporate Governance Principles. There were no transactions, relationships or arrangements outside of the independence guidelines that required review by the Board for purposes of determining whether the directors were independent.

Each of the nominees has confirmed to us that he or she expects to be able to continue to serve as a director until the end of his or her term. If, however, at the time of the annual meeting, any of the nominees named below is not available to serve as a director (an event that the Board does not anticipate), all the proxies granted to vote in favor of that director’s election will be voted for the election of any other person or persons that the Board may nominate.

All members of the Audit, Compensation and Human Resources, and Corporate Governance Committees are independent directors as defined by NASDAQ listing requirements and our Corporate Governance Principles. Members of the Audit Committee also satisfy the separate independence requirements of the U.S. Securities and Exchange Commission (“SEC”).

Our policy is that all directors and nominees should attend our annual meetings of stockholders. All of our directors then in office attended the 2008 Annual Meeting of Stockholders.

Under our majority voting standard for uncontested elections of directors, a director nominee will be elected only if the number of votes cast “for” exceeds the number of votes “against” the director’s election. In contested elections, the plurality voting standard will apply, under which the nominees receiving the most votes will be elected regardless of whether those votes constitute a majority of the shares voted at the meeting. Under our Corporate Governance Principles, if a director does not receive a majority of the votes cast at an annual meeting of stockholders, generally the Board of Directors will have 90 days from the certification of the vote to accept or reject the individual’s irrevocable resignation that all incumbent directors are required to submit before the mailing of the proxy statement for the annual meeting.

Set forth below are each nominee’s name, age, principal occupation for the last five years and other biographical information, including the year in which each was first elected a director of the Company.

Raymond J. Bromark, 63, has been a director since 2007. He is a retired Partner of PricewaterhouseCoopers LLP (“PwC”). Mr. Bromark was Head, Professional, Technical, Risk and Quality Group of PwC from 2001 to 2006 and provided consulting services to PwC from July 2006 through April 2007. He is a member of the American Institute of Certified Public Accountants (the “AICPA”) and the University of Delaware’s Weinberg Center for Corporate Governance’s Advisory

Board. Mr. Bromark was PwC’s representative on the AICPA’s Center for Public Company Audit Firms’ Executive Committee. He was also a member of the Financial Accounting Standards Board Advisory Council, the Public Company Accounting Oversight Board’s Standing Advisory Group and the AICPA’s Special Committee on Financial Reporting, its SEC Practice Section Executive Committee and its Ethics Executive Committee.

Gary J. Fernandes, 65, has been a director since 2003. Mr. Fernandes has been Chairman and President of FLF Investments, a family business involved with the acquisition and management of commercial real estate properties and other assets, since 1999. Mr. Fernandes retired as Vice Chairman of Electronic Data Systems Corporation (“EDS”), a global technology services company, in 1998, after serving on the Board of Directors of EDS since 1981. After retiring from EDS, Mr. Fernandes founded Convergent Partners, a venture capital fund focusing on buyouts of technology-related companies. He also served as Chairman and CEO of GroceryWorks, Inc., an internet grocery fulfillment company, until 2001. He currently serves on the Board of Directors of BancTec, Inc., a privately held systems integration, manufacturing and services company, and Blockbuster International, a provider of home entertainment services. Mr. Fernandes also serves as an advisory director of MHT Partners, a Dallas-based investment banking firm serving mid-market companies. He serves on the Board of Governors of Boys & Girls Clubs of America, and is a director of the Boys & Girls Club of Dallas. He also serves as a trustee of the O’Hara Trust and the Hall-Voyer Foundation.

Kay Koplovitz, 64, has been a director since 2008. Ms. Koplovitz has been a principal of Koplovitz & Co. LLC, a media and investment firm since 1998. She has been a director of Liz Claiborne, Inc., a designer and marketer of fashion apparel and accessories since 1992, and Chairman of the Board since January 1, 2007. She is the founder of USA Network, an international cable television programming company and served as its Chairman and Chief Executive Officer from 1977 to 1998. In 2001, Ms. Koplovitz established Boldcap Ventures, a venture capital fund of which she is a governing board member. Ms. Koplovitz serves on the boards of a number of not-for-profit organizations, including The Paley Center for Media, Springboard Enterprises and the International Tennis Hall of Fame.

Christopher B. Lofgren, 50, has been a director since 2005. He has been President and Chief Executive Officer of Schneider National, Inc., a provider of transportation and logistics services since 2002. Prior to being appointed CEO, Mr. Lofgren served as Chief Operating Officer from 2000 to 2002, and Chief Information Officer from 1996 to 2002. Mr. Lofgren also serves on the Advisory Boards of the School of Industrial and Systems Engineering and the College of Engineering of the Georgia Institute of Technology. He was inducted into the National Academy of Engineering in 2009.

William E. McCracken, 66, has been a director since 2005. He has been President of Executive Consulting Group, LLC since 2002. Mr. McCracken has been Chairman of the Board of the Company since June 2007. During a 36-year tenure at International Business Machines Corporation (“IBM”), Mr. McCracken held several different executive offices, including serving as general manager of the IBM Printing Systems Division and general manager of Worldwide Marketing of IBM PC Company. He is also Chairman of the Board of Trustees of Lutheran Social Ministries of New Jersey.

John A. Swainson, 55, has been Chief Executive Officer of the Company since February 2005 and a director since November 2004. From November 2004 to February 2005, he served as our Chief Executive Officer-elect. From July to November 2004, Mr. Swainson was Vice President of Worldwide Sales and Marketing of the Software Group of IBM, responsible for selling its diverse line of software products through multiple channels. From 1997 to July 2004, he was General Manager of the Application Integration and Middleware division of IBM’s Software Group, a division he started in 1997. He is the lead director of Visa Inc., and is also a director of Cadence Design Systems, Inc.

Laura S. Unger, 48, has been a director since 2004. She was a Commissioner of the SEC from November 1997 to February 2002, including Acting Chairperson of the SEC from February to August 2001. From June 2002 through June 2003, Ms. Unger was employed by CNBC as a Regulatory

Expert. Before being appointed to the SEC, Ms. Unger served as Counsel to the United States Senate Committee on Banking, Housing and Urban Affairs from October 1990 to November 1997. Prior to working on Capitol Hill, Ms. Unger was an attorney with the Enforcement Division of the SEC. Ms. Unger serves as a director of Ambac Financial Group, Inc., the IQ Funds Complex, and Children’s National Medical Center Foundation. She also acts as the Independent Consultant to JP Morgan Chase for the Global Analyst Conflict Settlement.

Arthur F. Weinbach, 66, has been a director since April 2008. He has been Executive Chairman and Chairman of the Board of Broadridge Financial Solutions, Inc., a financial services company, since April 2007. Mr. Weinbach was associated with Automatic Data Processing, Inc. (“ADP”), the predecessor of Broadridge Financial Solutions, Inc., from 1980 to 2007, serving as Chief Executive Officer from 1996 to 2006 and as Chairman until November 2007. He is also a director of Schering-Plough Corporation and The Phoenix Companies. He is also currently a Trustee of New Jersey SEEDS, a non-profit organization.

Renato (Ron) Zambonini, 62, has been a director since 2005. He was Chairman of the Board of Cognos Incorporated, a developer of business intelligence software, from May 2004 until January 2008, and a director from 1994 until January 2008. Mr. Zambonini was Chief Executive Officer of Cognos from September 1995 to May 2004 and President from January 1993 until April 2002.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES LISTED ABOVE (PROPOSAL 1).

RELATED PERSON TRANSACTIONS

The Board has adopted a Related Person Transactions Policy (the “Policy”), which is a written policy governing the review and approval or ratification of Related Person Transactions, as defined in SEC rules.

Under the Policy, each of our directors, nominees for director and executive officers must notify the General Counsel and/or the Office of Corporate Secretary of any potential Related Person Transaction involving that person or an immediate family member of that person. The General Counsel and/or the Office of Corporate Secretary will review each potential Related Person Transaction to determine if it is subject to the Policy. If so, the transaction will be referred for approval or ratification to the Corporate Governance Committee, which will approve or ratify the transaction only if it determines that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders. In determining whether to approve or ratify a Related Person Transaction, the Corporate Governance Committee may consider, among other things:

•	the fairness to us of the Related Person Transaction;

•	whether the terms of the Related Person Transaction would be on the same basis if the transaction, arrangement or relationship did not involve a related person;

•	the business reasons for us to participate in the Related Person Transaction;

•	the nature and extent of our participation in the Related Person Transaction;

•	whether any Related Person Transaction involving a director, nominee for director or an immediate family member of a director or nominee for director would be immaterial under the categorical standards adopted by the Board with respect to director independence contained in our Corporate Governance Principles;

•	whether the Related Person Transaction presents an actual or apparent conflict of interest for any director, nominee for director or executive officer, the nature and degree of such conflict and whether any mitigation of such conflict is feasible;

•	the availability of other sources for comparable products or services;

•	the direct or indirect nature and extent of the related person’s interest in the Related Person Transaction;

•	the ongoing nature of the Related Person Transaction;

•	the relationship of the related person to the Related Person Transaction and with us and others;

•	the importance of the Related Person Transaction to the related person; and

•	the amount involved in the Related Person Transaction.

The Corporate Governance Committee will administer the Policy and may review, and recommend amendments to, the Policy from time to time.

Since the beginning of fiscal year 2009, there has been one Related Person Transaction. Erica Christensen La Blanc, a daughter-in-law of Mr. La Blanc, served as a non-executive employee of the Company. She receives an annual salary and employee benefits valued at approximately $138,000. This Related Person Transaction was approved in accordance with the Policy.

LITIGATION INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 — Background

The Company, its former Chairman and CEO Charles B. Wang, its former Chairman and CEO Sanjay Kumar, its former Chief Financial Officer Ira Zar, and its Vice Chairman and Founder Russell M. Artzt were defendants in one or more stockholder class action lawsuits filed in July 1998, February 2002, and March 2002 in the United States District Court for the Eastern District of New York (the “Federal Court”), alleging, among other things, that a class consisting of all persons who purchased the Company’s Common Stock during the period from January 20, 1998 until July 22, 1998 were harmed by misleading statements, misrepresentations, and omissions regarding the Company’s future financial performance.

In addition, in May 2003, a class action lawsuit captioned John A. Ambler v. Computer Associates International, Inc., et al. was filed in the Federal Court. The complaint in this matter, a purported class action on behalf of the CA Savings Harvest Plan (the “CASH Plan”) and the participants in, and beneficiaries of, the CASH Plan for a class period from March 30, 1998 through May 30, 2003, asserted claims of breach of fiduciary duty under the federal Employee Retirement Income Security Act (“ERISA”). The named defendants were the Company, the Company’s Board of Directors, the CASH Plan, the Administrative Committee of the CASH Plan, and the following current or former employees and/or former directors of the Company: Messrs. Wang, Kumar, Zar, Artzt, Peter A. Schwartz (the Company’s former Chief Financial Officer), and Charles P. McWade (the Company’s former head of Financial Reporting and Business Development); and various unidentified alleged fiduciaries of the CASH Plan. The complaint alleged that the defendants breached their fiduciary duties by causing the CASH Plan to invest in Company securities and sought damages in an unspecified amount.

A stockholder derivative lawsuit was filed by Charles Federman against certain current and former directors of the Company, based on essentially the same allegations as those contained in the February and March 2002 stockholder lawsuits discussed above. This action was commenced in April 2002 in the Delaware Chancery Court, and an amended complaint was filed in November 2002. The defendants named in the amended complaint were former Company directors The Honorable Alfonse M. D’Amato, Shirley Strum Kenny and Messrs. Wang, Kumar, Artzt, Willem de Vogel, Richard Grasso, Roel Pieper, and Lewis S. Ranieri. The Company was named as a nominal defendant. The derivative suit alleged breach of fiduciary duties on the part of all the individual defendants and, as against the former management director defendants, insider trading on the basis of allegedly misappropriated confidential, material information. The amended complaint sought an accounting and recovery on behalf of the Company of an unspecified amount of damages, including recovery of the profits allegedly realized from the sale of Common Stock.

On August 25, 2003, the Company announced the settlement of the above-described class action lawsuits against the Company and certain of its present and former officers and directors, alleging misleading statements, misrepresentations, and omissions regarding the Company’s financial performance, as well as breaches of fiduciary duty. At the same time, the Company also announced the settlement of a derivative lawsuit, in which the Company was named as a nominal defendant, filed against certain present and former officers and directors of the Company, alleging breaches of fiduciary duty and, against certain management directors, insider trading, as well as the settlement of an additional derivative action filed by Charles Federman that had been pending in the Federal Court. As part of the class action settlement, which was approved by the Federal Court in December 2003, the Company agreed to issue a total of up to 5.7 million shares of Common Stock to the stockholders represented in the three class action lawsuits, including payment of attorneys’ fees. The Company completed the issuance of the settlement shares as well as payment of $3.3 million to the plaintiffs’ attorneys in legal fees and related expenses in 2004.

In settling the derivative suits, which settlement was approved by the Federal Court in December 2003, the Company committed to maintain certain corporate governance practices. Under the settlement, the Company, the individual defendants and all other current and former officers and directors of the Company were released from any potential claim by stockholders arising from accounting-related or other public statements made by the Company or its agents from January 1998 through February 2002 (and from March 11, 1998 through May 2003 in the case of the employee ERISA action). The individual defendants were released from any potential claim by or on behalf of the Company relating to the same matters.

On October 5, 2004 and December 9, 2004, four purported Company stockholders served motions to vacate the Order of Final Judgment and Dismissal entered by the Federal Court in December 2003 in connection with the settlement of the derivative action. These motions primarily sought to void the releases that were granted to the individual defendants under the settlement. On December 7, 2004, a motion to vacate the Order of Final Judgment and Dismissal entered by the Federal Court in December 2003 in connection with the settlement of the 1998 and 2002 stockholder lawsuits discussed above (together with the October 5, 2004 and December 9, 2004 motions, the “60(b) Motions”) was filed by Sam Wyly and certain related parties (the “Wyly Litigants”). The motion sought to reopen the settlement to permit the moving stockholders to pursue individual claims against certain present and former officers of the Company. The motion stated that the moving stockholders did not seek to file claims against the Company.

Derivative Actions Filed in 2004

In June and July 2004, three purported derivative actions were filed in the Federal Court by Ranger Governance, Ltd. (“Ranger”), Bert Vladimir and Irving Rosenzweig against certain current or former employees and/or directors of the Company (the “Derivative Actions”). In November 2004, the Federal Court issued an order consolidating the Derivative Actions. The plaintiffs filed a consolidated amended complaint (the “Consolidated Complaint”) on January 7, 2005. The Consolidated Complaint names as defendants Messrs. Wang, Kumar, Zar, McWade, Schwartz, de Vogel, Grasso, Pieper, Artzt, D’Amato, and Ranieri, Stephen Richards, Steven Woghin, David Kaplan, David Rivard, Lloyd Silverstein, Michael A. McElroy, Gary Fernandes, Robert E. La Blanc, Jay W. Lorsch, Kenneth Cron, Walter P. Schuetze, KPMG LLP, and Ernst & Young LLP. The Company is named as a nominal defendant. The Consolidated Complaint seeks from one or more of the defendants (1) contribution towards the consideration the Company had previously agreed to provide current and former stockholders in settlement of certain class action litigation commenced against the Company and certain officers and directors in 1998 and 2002 (see “— Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 — Background”), (2) compensatory and consequential damages in an amount not less than $500 million in connection with the investigations giving rise to the Deferred Prosecution Agreement (“DPA”) entered into between the Company and the United States Attorney’s Office (“USAO”) in 2004 and a consent to enter into a final judgment (“Consent Judgment”) in a parallel proceeding brought by the SEC regarding certain of the Company’s past accounting practices, including its revenue recognition policies and procedures during certain periods prior to the adoption of the Company’s new business model in October 2000. (In May 2007, based upon the Company’s compliance with the terms of the DPA, the Federal Court ordered dismissal of the charges that had been filed against the Company in connection with the DPA, and the DPA expired. The injunctive provisions of the Consent Judgment permanently enjoining the Company from violating certain provisions of the federal securities laws remain in effect.), (3) unspecified relief for violations of Section 14(a) of the Exchange Act for alleged false and material misstatements made in the Company’s proxy statements issued in 2002 and 2003, (4) relief for alleged breach of fiduciary duty, (5) unspecified compensatory, consequential and punitive damages based upon allegations of corporate waste and fraud, (6) unspecified damages for breach of duty of reasonable care, (7) restitution and rescission of the compensation earned under the Company’s executive compensation plan and (8) pursuant to Section 304 of the Sarbanes-Oxley Act, reimbursement of bonus or other incentive-based equity compensation and alleged profits realized from sales of securities issued by the Company. Although no relief is sought from the Company, the Consolidated Complaint seeks monetary damages, both compensatory and consequential, from the other defendants, including current or former employees and/or directors of the Company, Ernst & Young LLP and KPMG LLP in an amount totaling not less than $500 million.

On February 1, 2005, the Company established a Special Litigation Committee of independent members of its Board of Directors to, among other things, control and determine the Company’s response to the Derivative Actions and the 60(b) Motions. On April 13, 2007, the Special Litigation Committee issued its reports, which announced the Special Litigation Committee’s conclusions, determinations, recommendations and actions with respect to the claims asserted in the Derivative Actions and the 60(b) Motions. The Special Litigation Committee also served a motion which seeks to dismiss and realign the claims and parties in accordance with the Special Litigation Committee’s recommendations. As summarized below, the Special Litigation Committee concluded as follows:

•	The Special Litigation Committee has concluded that it would be in the best interests of the Company to pursue certain of the claims against Messrs. Wang and Schwartz.

•	The Special Litigation Committee has concluded that it would be in the best interests of the Company to pursue certain of the claims against the former Company executives who have pled guilty to various charges of securities fraud and/or obstruction of justice — including Messrs. Kaplan, Richards, Rivard, Silverstein, Woghin and Zar. The Special Litigation Committee has determined and directed that these claims be pursued by the Company using counsel retained by the Company, unless the Special Litigation Committee is able to successfully conclude its ongoing settlement negotiations with these individuals.

•	The Special Litigation Committee has reached a settlement (subject to court approval) with Messrs. Kumar, McWade and Artzt.

•	The Special Litigation Committee believes that the claims (the “Director Claims”) against current and former Company directors Messrs. Cron, D’Amato, de Vogel, Fernandes, Grasso, La Blanc, Lorsch, Pieper, Ranieri and Schuetze, Ms. Kenny, and Alex Vieux should be dismissed. The Special Litigation Committee has concluded that these directors did not breach their fiduciary duties and the claims against them lack merit.

•	The Special Litigation Committee has concluded that it would be in the best interests of the Company to seek dismissal of the claims against Ernst & Young LLP, KPMG LLP and Mr. McElroy.

The Special Litigation Committee has served a motion which seeks dismissal of the Director Claims, the claims against Ernst & Young LLP, KPMG LLP and Mr. McElroy, and certain other claims. In addition, the Special Litigation Committee has asked for the Federal Court’s approval for the Company to be realigned as the plaintiff with respect to claims against certain other parties, including Messrs. Wang and Schwartz.

Current Procedural Status of Stockholder Class Action and Derivative Lawsuits Filed Prior to 2004 and Derivative Actions Filed in 2004

By letter dated July 19, 2007, counsel for the Special Litigation Committee advised the Federal Court that the Special Litigation Committee had reached a settlement of the Derivative Actions with two of the three derivative plaintiffs — Bert Vladimir and Irving Rosenzweig. In connection with the settlement, both of these plaintiffs have agreed to support the Special Litigation Committee’s motion to dismiss and to realign. The Company has agreed to pay the attorney’s fees of Messrs. Vladimir and Rosenzweig in an amount up to $525,000 each. If finalized, this settlement would require approval of the Federal Court. On July 23, 2007, Ranger filed a letter with the Federal Court objecting to the proposed settlement. On October 29, 2007, the Federal Court denied the Special Litigation Committee’s motion to dismiss and realign, without prejudice to renewing the motion after a decision by the appellate court regarding the Federal Court’s decisions concerning the 60(b) Motions.

In a memorandum and order dated August 2, 2007, the Federal Court denied all of the 60(b) Motions and reaffirmed the 2003 settlements (the “August 2 decision”). On August 24, 2007, Ranger and the Wyly Litigants filed notices of appeal of the August 2 decision. On August 16, 2007, the Special Litigation Committee filed a motion to amend or clarify the August 2 decision, and the Company joined that motion. On September 12, 2007 and October 4, 2007, the Federal Court issued opinions denying the motions to amend or clarify. On September 18, 2007, the Wyly Litigants and Ranger filed notices of appeal of the September 12 decision. The Company filed notices of cross-appeal of the September 12 and October 4 decisions on November 2, 2007. Oral argument on the appeals and cross-appeals occurred on March 11, 2009. On July 23, 2009, the United States Court of Appeals for the Second Circuit issued a summary order affirming the August 2, September 12 and October 4, 2007 decisions of the Federal Court referenced above. The summary order also acknowledged that the Ranger Governance litigation that was part of the 2004 Derivative Actions was not before the Second Circuit and, therefore, the Company could renew its motion to dismiss and realign that had been dismissed without prejudice in the October 29, 2007 decision referenced above.

Texas Litigation

On August 9, 2004, a petition was filed by Sam Wyly and Ranger against the Company in the District Court of Dallas County, Texas, seeking to obtain a declaratory judgment that plaintiffs did not breach two separation agreements they entered into with the Company in 2002 (the “2002 Agreements”). On February 18, 2005, Mr. Wyly filed a separate lawsuit in the United States District Court for the Northern District of Texas (the “Texas Federal Court”) alleging that he is entitled to attorneys’ fees in connection with the original litigation filed in the District Court of Dallas County, Texas. The two actions have been consolidated. On March 31, 2005, the plaintiffs amended their complaint to allege a claim that they were defrauded into entering the 2002 Agreements and to seek rescission of those agreements and damages. On September 1, 2005, the Texas Federal Court granted the Company’s motion to transfer the action to the Federal Court. On November 9, 2007, plaintiffs served a motion to reopen discovery for 90 days to permit unspecified additional document requests and depositions. The Federal Court denied plaintiffs’ discovery motion on August 29, 2008 and certified that discovery was complete on September 3, 2008. On September 15, 2008, the Company moved for summary judgment dismissing all of plaintiffs’ claims, and plaintiffs moved for reconsideration of the Federal Court’s August 29, 2008 order denying plaintiffs’ discovery motion. These motions are fully briefed and pending determination by the Federal Court.

General

The Company is obligated to indemnify its officers and directors under certain circumstances to the fullest extent permitted by Delaware law. As a part of that obligation, the Company has advanced and will continue to advance certain attorneys’ fees and expenses incurred by current and former officers and directors in various litigations and investigations arising out of similar allegations, including the litigation described above under the caption “Litigation Involving Directors and Executive Officers.”

Additional information about litigation involving the Company’s directors and executive officers is contained in our periodic and other reports filed with the SEC.

BOARD COMMITTEES AND MEETINGS

The Board of Directors has established three principal committees — the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee — to carry out certain responsibilities and to assist the Board in meeting its fiduciary obligations. These committees operate under written charters, which have been adopted by the respective committees and by the Board. All the members of these committees are “independent” under both our Corporate Governance Principles and NASDAQ listing requirements. In June 2008, the Board of Directors established a Compliance and Risk Committee and modified the responsibilities of the Audit and Compliance Committee (renamed the Audit Committee) to transfer some responsibilities to the Compliance and Risk Committee. Also in June 2008, the Board dissolved its Strategy Committee. The charters of the current committees can be reviewed on our website at investor.ca.com and are also available free of charge in print to any stockholder who requests them in the same manner as for our Corporate Governance Principles or the Code of Conduct described below. The current members of the committees are as follows:

Compensation
		and Human	Corporate	Compliance
Independent Directors	Audit	Resources	Governance	and Risk
R. Bromark	X (Chair)

G. Fernandes		X (Chair)		X

K. Koplovitz			X

R. La Blanc	X

C. Lofgren(1)			X (Chair)	X

W. McCracken(2)		X		X

L. Unger			X	X (Chair)

A. Weinbach	X	X

R. Zambonini(2)	X

Employee Director

J. Swainson				X

(1)	In June 2008, Mr. Lofgren succeeded Mr. Lorsch as Chair of the Corporate Governance Committee.

(2)	Messrs. McCracken and Zambonini are the members of the Special Litigation Committee, described under the heading “Litigation Involving Directors and Executive Officers — Derivative Actions Filed in 2004,” above.

Information about the principal responsibilities and meetings of these committees appears below.

The general purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to: (1) the audits of our financial statements and the integrity of our financial statements and internal controls; (2) the qualifications and independence of our independent registered public accountants (including the Committee’s direct responsibility for the engagement of the independent registered public accountants); (3) the performance of our internal audit function and independent registered public accountants; (4) our accounting and financial reporting processes; and (5) the activity of our internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure. The Board has determined that Messrs. Bromark and Weinbach each qualify as an “audit committee financial expert” and that all members of the Committee are independent under applicable SEC and NASDAQ rules. Additional information about the responsibilities of the Audit Committee is set forth in the Audit Committee charter. During fiscal year 2009, the Committee met eight times and acted by unanimous written consent on one occasion.

The general purpose of the Compensation and Human Resources Committee is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including: (1) reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation, including determinations regarding equity-based and other incentive compensation awards, based upon such evaluation and (2) overseeing the evaluation of executive officers other than the Chief Executive Officer in connection with its oversight of executive management development and succession planning, and determining the compensation of executive officers, including determinations regarding equity-based and other incentive compensation awards. Additional information about the Committee’s responsibilities is set forth in the Compensation and Human Resources Committee charter. During fiscal year 2009, the Committee met six times.

The general purpose of the Corporate Governance Committee is to assist the Board in fulfilling its responsibilities with respect to our governance, including making recommendations to the Board concerning: (1) the size and composition of the Board, the qualifications and independence of the directors and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of committees of the Board, the designation of committee chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the distribution of information to the Board and its committees; and (3) the compensation of non-employee directors. Additional information about the Committee’s responsibilities is set forth in the Corporate Governance Committee charter. During fiscal year 2009, the Committee met six times and acted by unanimous written consent on one occasion.

During fiscal year 2009, the Compensation and Human Resources Committee and the Corporate Governance Committee met once in a joint session to discuss management succession planning, as contemplated by their respective charters.

The general purpose of the Compliance and Risk Committee is to: (1) provide general oversight of our enterprise risk management and business practices and compliance functions; (2) provide input to our management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (3) provide recommendations to the Board with respect to its review of our business practices and compliance activities and enterprise risk management. Additional information about the responsibilities of the Compliance and Risk Committee is set forth in the Committee’s charter. The Compliance and Risk Committee was formed in June 2008. During fiscal year 2009, the Committee met twice.

In June 2008, the Board dissolved its Strategy Committee and the Committee’s responsibilities were reassumed by the Board. The general purpose of the Strategy Committee was to provide input to management in their development of our corporate strategy and to provide recommendations to the Board with respect to its review and approval of the corporate strategy. The members of the Strategy Committee during fiscal year 2009 were Messrs. Lofgren (Chair), Bromark, Fernandes, McCracken, Swainson and Zambonini. During fiscal year 2009, the Committee met once.

During fiscal year 2009, the Board of Directors met 10 times and acted by unanimous written consent on two occasions. The independent directors meet at all regular Board meetings in executive session without any non-independent director present. The Chairman of the Board, who is an independent director, presides at these executive sessions. During fiscal year 2009, each director attended, in the aggregate, more than 75% of the Board meetings and meetings of the Board committees on which the director served.

NOMINATING PROCEDURES

The Corporate Governance Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Committee will take into consideration the factors specified in our Corporate Governance Principles, which are attached to this Proxy Statement as Exhibit A, as well as the current needs of the Board and the qualifications of the candidate. The Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To recommend a candidate for consideration by the Committee, a stockholder must submit the recommendation in writing, including the following information:

•	the name of the stockholder and evidence of the stockholder’s ownership of Common Stock, including the number of shares owned and the length of time the shares have been owned; and

•	the name of the candidate, the candidate’s résumé or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be named as a director nominee if recommended by the Committee and nominated by the Board.

Recommendations and the information described above should be sent to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749.

Once a person has been identified by the Corporate Governance Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further; request additional information from the candidate and the proposing stockholder; contact references or other persons to assess the candidate; and conduct one or more interviews with the candidate. The Committee may consider that information in light of information regarding any other candidates that the Committee may be evaluating at that time. The evaluation process generally does not vary based on whether or not a candidate is recommended by a stockholder; however, as stated above, the Committee may take into consideration the number of shares held by the recommending stockholder and the length of time that these shares have been held.

In addition to recommending director candidates to the Corporate Governance Committee, stockholders may also nominate candidates for election to the Board at the annual meeting of stockholders. These nominations must be received by the Corporate Secretary not less than 90 days or more than 120 days before the anniversary date of our most recent annual meeting of stockholders and must provide certain information specified in our By-laws. See “Advance Notice Procedures for 2010 Annual Meeting,” below, for more information.

In addition to stockholder recommendations, the Corporate Governance Committee may receive suggestions as to nominees from our directors, officers or other sources, which may be either unsolicited or in response to requests from the Committee for these suggestions. In addition, the Committee may engage search firms to assist it in identifying director candidates.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. These parties may contact any member (or members) of the Board or any committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee of the Board of Directors is interested in receiving communications from employees and other interested parties, which would include stockholders, customers, suppliers and employees, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by postal mail to the office of the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749, or by e-mail to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described in the preceding paragraph will be forwarded to the applicable directors, unless the Corporate Secretary determines that the communication is not appropriate. Regardless, certain of these communications may be forwarded to other employees in the Company for review and action, when appropriate, or to the directors upon request.

CORPORATE GOVERNANCE

Directly and through the Corporate Governance Committee, the Board periodically reviews corporate governance developments.

We periodically consider and review our Corporate Governance Principles. In May 2009, we amended our Corporate Governance Principles to include a stock ownership guideline for non-employee directors and a limitation on the number of boards of public companies on which our directors may serve. Our Corporate Governance Principles are attached to this Proxy Statement as Exhibit A and can be found, together with other corporate governance information, on our website at investor.ca.com. The Board also evaluates the principal committee charters from time to time, as appropriate.

We maintain a Code of Conduct, which is applicable to all employees and directors, and is available on our website at investor.ca.com. Any waiver to the Code of Conduct that applies to our directors or executive officers will be contained in a report filed with the SEC on Form 8-K or will be otherwise disclosed as permitted by law or regulation.

Each of our Corporate Governance Principles and our Code of Conduct is available free of charge in print to any stockholder who requests a copy by writing to our Corporate Secretary, at CA, Inc., One CA Plaza, Islandia, New York 11749.

COMPENSATION OF DIRECTORS

Only our non-employee directors receive compensation for their services as directors. Their compensation is based on a “director service year” that lasts from annual meeting to annual meeting. Under our 2003 Compensation Plan for Non-Employee Directors (the “2003 Directors Plan”), each non-employee director receives an annual fee that is fixed by the Board and paid in the form of deferred stock units, except that up to 50% of that fee may be paid in cash, if elected by the director in advance. Following termination of service, a director receives shares of Common Stock in an amount equal to the number of deferred stock units in the director’s deferred compensation account. The 2003 Directors Plan also allows the Board of Directors to authorize the payment of additional fees to any eligible director who chairs a committee of the Board of Directors or to an eligible director serving as the lead director or Chairman of the Board. Currently, all of our non-employee directors receive compensation pursuant to the 2003 Directors Plan.

Each non-employee director receives an annual director fee of $175,000. In addition, the non-executive Chairman of the Board receives an annual Chairman’s fee of $175,000, the Chair of the Audit Committee receives an annual Chair’s fee of $25,000 and each non-employee Chair of each other committee of the Board of Directors receives an annual Chair’s fee of $10,000. These additional fees are also payable in deferred stock units, unless the director elects to receive up to 50% in cash, as described above for annual fees.

In May 2009, the Corporate Governance Committee reviewed the annual compensation of the Chairman. The Committee considered: (a) the extraordinary amount of time and effort that Mr. McCracken devoted; (b) the contribution he made in serving in that role during the challenging circumstances of the past year; and (c) certain expenses he incurred in serving in that role since he became non-executive Chairman that are not reimbursable to him under existing Company policy. Steven Hall Partners, special outside compensation consultants to the Committee, provided the Company with relevant competitive market data and assisted with the evaluation of the Chairman’s compensation level. Based on this review, and on the recommendations of the Corporate Governance Committee and Steven Hall Partners, on May 19, 2009, the Board approved a payment of $359,000 to the Chairman. (Of this amount, approximately $100,000 was paid to Mr. McCracken in respect of expenses that he incurred in connection with his service and for which he reimbursed the Company.) This payment was made under the 2003 Directors Plan in the form of deferred stock units and cash (pursuant to the Chairman’s existing election under the plan). Because the payment relates primarily to services rendered during fiscal year 2009, the amount is included in the compensation information for Mr. McCracken set forth in the table below.

In addition to director fees, to further our commitment to support charities, non-employee directors are able to participate in our Matching Gifts Program. Under this program, we match contributions by directors up to an aggregate annual amount of $25,000 by a director to charities approved by us.

We also provide directors with, and pay premiums for, director and officer liability insurance and we reimburse directors for reasonable expenses incurred in connection with Company business.

The following table includes information about compensation paid to our non-employee directors for the fiscal year ended March 31, 2009.

Fiscal Year 2009 Director Compensation Table

	Fees Earned or		Option	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Total
Director	($)(1)	($)(1)(2)	($)(3)	($)(4)(5)(6)	($)
R. Bromark	100,000	100,000	0	—	200,000

A. D’Amato(7)	87,500	87,500	0	25,000	200,000

G. Fernandes	0	185,000	0	10,000	195,000

K. Koplovitz(8)	32,083	32,083	0	—	64,166

R. La Blanc	0	175,000	0	25,000	200,000

C. Lofgren	0	185,000	0	12,500	197,500

J. Lorsch(9)	0	78,750	0	—	78,750

W. McCracken	334,000	375,000	0	12,050	721,050

W. Schuetze(9)	38,403	38,403	0	—	76,806

L. Unger	91,528	91,528	0	5,050	188,106

A. Weinbach(10)	0	168,194	0	22,479	190,673

R. Zambonini	87,500	87,500	0	—	175,000

(1)	As noted above, 100% of directors’ fees are paid in deferred stock units, except that up to 50% of such fees may be paid in cash, if elected by the director in advance. The amounts in the “Fees Earned or Paid in Cash” column represent the amounts paid to directors who elected to receive a portion of their director fees in cash. In fiscal year 2009, Messrs. Bromark, D’Amato, McCracken, Schuetze and Zambonini and Ms. Koplovitz and Ms. Unger elected to receive 50% of their director fees in cash; and Messrs. Fernandes, La Blanc, Lofgren, Lorsch and Weinbach received 100% of their director fees in deferred stock units.

(2)	As required by SEC rules, this column includes amounts we expensed during fiscal year 2009 under Statement of Financial Accounting Standards No. 123(R) (“FAS 123(R)”) for deferred stock units. The compensation cost for deferred stock units is calculated by multiplying the number of deferred stock units by the closing market price of the Common Stock on the date the deferred stock units are credited to a director’s account. Because there is no additional service period and no risk of forfeiture, the compensation cost is expensed in total when the deferred stock units are credited. The amounts reflected in this column also represent the grant date fair value in accordance with FAS 123(R) of the deferred stock units granted to directors in fiscal year 2009. These award fair values have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009. This column also includes the deferred stock unit portion of the payment to Mr. McCracken described above, relating primarily to his service during fiscal year 2009, but which was paid after fiscal year 2009 and was not expensed during fiscal year 2009. The amount included relating to the payment represents the grant date fair value of the award in accordance with FAS 123(R).

As of March 31, 2009, the following deferred stock units had been credited to each director’s account:

Aggregate Number of
Director	Deferred Stock Units
R. Bromark	8,647

A. D’Amato(7)	27,123

G. Fernandes	40,145

K. Koplovitz(8)	1,793

R. La Blanc	42,473

C. Lofgren	26,731

J. Lorsch(9)	—

W. McCracken*	43,871

W. Schuetze(9)	—

L. Unger	16,586

A. Weinbach(10)	8,637

R. Zambonini	14,701

*	Includes 11,261 shares, constituting the portion of the payment of $359,000 that was paid in deferred stock units after fiscal year 2009 but primarily with respect to fiscal year 2009 services, as described above.

(3)	No options were granted to directors during fiscal year 2009. Under prior director compensation arrangements, directors received a portion of their fees in options, each to purchase a share of Common Stock. The options were granted as of the day of the annual meeting of stockholders, with an exercise price equal to the closing price of the Common Stock on that date and the options vested on the day before the next succeeding annual meeting date. As of March 31, 2009, the following options were outstanding for each director, all of which are vested:

	Number of
	Securities	Option
	Underlying	Exercise	Option
	Unexercised	Price	Expiration
Director	Options	($)	Date
R. Bromark	0	—	—

A. D’Amato(7)	6,750	51.44	8/26/2009
	6,750	32.38	8/31/2010
	6,750	11.04	8/28/2012

G. Fernandes	1,125	23.37	6/18/2013

K. Koplovitz(8)	0	—	—

R. La Blanc	6,750	11.04	8/28/2012

C. Lofgren	0	—	—

J. Lorsch(9)	6,750	11.04	8/28/2012

W. McCracken	0	—	—

W. Schuetze(9)	6,750	11.04	8/28/2012

L. Unger	0	—	—

A. Weinbach(10)	0	—	—

R. Zambonini	0	—	—

(4)	The amounts in this column include contributions we made under our Matching Gifts Program in fiscal year 2009. Under our current Matching Gifts Program, we match up to $25,000 of director charitable contributions made in each fiscal year by each director. Because our matching gifts are processed several months after the related director contributions are reported to us, the matching gifts that are included in this column for fiscal year 2009 also include matching gifts that were made in fiscal year 2009 to match some director contributions made in fiscal year 2008 as follows: Mr. D’Amato, $25,000; Mr. Fernandes, $10,000; Mr. La Blanc, $25,000; Mr. Lofgren, $12,500; Mr. McCracken $12,050; Mr. Weinbach, $22,479; and Ms. Unger, $5,050.

(5)	We provide directors with, and pay premiums for, director and officer liability insurance and reimburse directors for reasonable travel expenses incurred in connection with Company business, the values of which are not included in this table.

(6)	The amount of any perquisites less than $10,000 for each director is not required to be shown, pursuant to SEC rules.

(7)	Senator D’Amato retired as a director on June 29, 2009.

(8)	Ms. Koplovitz was first elected as a director on November 19, 2008.

(9)	Messrs. Lorsch and Schuetze retired as directors on September 9, 2008.

(10)	Mr. Weinbach was first elected as a director on April 15, 2008.

COMPENSATION AND HUMAN RESOURCES COMMITTEE — PROCESSES AND
PROCEDURES FOR DETERMINATION OF EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”) consists entirely of directors who are “independent” as described in applicable NASDAQ rules. The Compensation Committee’s responsibilities include overseeing our compensation plans and policies, establishing the performance measures under our annual and long-term incentive programs that cover executive officers, and approving executive officer compensation and authorizing awards under our equity-based plans, in consultation with the Chief Executive Officer and executive management, when appropriate.

Although the Compensation Committee has delegated its authority to the Chief Executive Officer with respect to equity grants and compensation matters in certain circumstances, the Compensation Committee has not delegated such authority with respect to the compensation matters of our executive officers under the Exchange Act, including the Named Executive Officers (as shown in the Fiscal Year 2009 Summary Compensation Table, below).

The Compensation Committee’s Chairman regularly reports to the Board on Compensation Committee actions and recommendations of the Compensation Committee. The Compensation Committee’s charter reflects these responsibilities and reporting relationships, and the Board and the Compensation Committee periodically review and revise the charter. The Compensation Committee, together with the Corporate Governance Committee, is also charged with oversight of executive management development and succession planning, on behalf of the Board.

Processes and Procedures for the Consideration and Determination of Executive Compensation

As described in additional detail in “Compensation Discussion and Analysis,” below, the Compensation Committee makes the final determinations about the amount and form of the executive officers’ base salaries and incentive compensation and other compensation plans or policies in which our executives may participate such as the Company’s broad-based employee benefit plans. In making these determinations, the Compensation Committee considers input from a number of sources.

The Compensation Committee considers the views and insights of management, including executive officers, in making compensation decisions for Named Executive Officers and others. No Named Executive Officer provides input into his or her own specific compensation. Since the input of executive officers with respect to the business environment and competitive status in various business areas is an essential component of the Compensation Committee’s process, the input of executive officers is critical.

In fiscal year 2009, our Chief Executive Officer (the “CEO”) and our Executive Vice President of Global Human Resources (the “EVP-HR”) made recommendations to the Compensation Committee with regard to each executive officer’s base salary levels and individual incentive compensation targets (i.e., annual performance cash incentive target and long-term incentive plan (LTIP) target amounts), based on each executive’s experience, role, potential and performance. The CEO separately discussed with, and made recommendations to, the Compensation Committee regarding the compensation of the EVP-HR. The EVP-HR and Towers Perrin, the outside executive compensation consultant to the Compensation Committee, discussed the CEO’s compensation with the Compensation Committee, without the CEO being present.

As described below, before the Compensation Committee made its decisions regarding compensation for the executive officers, the recommendations of the CEO and EVP-HR were reviewed and compared with competitive market data based on publicly-available data for a selected peer group, as well as survey data for companies in the computer software and services industry.

In addition to approving the base salary and target incentive compensation amounts, the Compensation Committee also determines the form in which the compensation will be paid — e.g., cash or equity (and for equity, stock options, stock appreciation rights, restricted stock or restricted stock units or performance shares). Starting with fiscal year 2006, the Compensation Committee approved a compensation program that the Compensation Committee believes (i) incorporates a well-balanced mix of short-term and long-term incentives and cash and non-cash components, (ii) links pay to the achievement of goals that are tied to our operational performance and (iii) helps achieve the objectives described in “Compensation Discussion and Analysis” below with respect to compensation. As detailed below, this compensation program was also followed in fiscal year 2009.

Early in fiscal year 2009, the CEO and the Company’s Chief Operating Officer and Chief Financial Officer made a recommendation to the Compensation Committee for the performance metrics and targets for the annual and long-term incentive components of the fiscal year 2009 compensation program, which were then approved by the Compensation Committee. These recommendations were consistent with and based on the corporate targets and goals set for fiscal year 2009 at that time.

In fiscal year 2009, in addition to working with our internal Human Resources department, finance and legal personnel, as well as external counsel to the Compensation Committee, the Compensation Committee retained the services of Towers Perrin to assist in the Compensation Committee’s review of senior management compensation levels and programs. The Compensation Committee continued to engage Towers Perrin, based on their experience, expertise and familiarity with the Company. Towers Perrin has been advising the Compensation Committee since 2001. Towers Perrin advised the Compensation Committee on the design of the current compensation program for executives, which is described in more detail below under “Compensation Discussion and Analysis.”

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION AND
HUMAN RESOURCES COMMITTEE

Gary J. Fernandes, Chair
William E. McCracken
Arthur F. Weinbach

COMPENSATION DISCUSSION AND ANALYSIS

Fiscal Year 2009 and the Economic Crisis

During fiscal year 2009, the global financial markets faced unprecedented challenging conditions. As a result of this economic crisis, stockholders generally became increasingly focused on many corporate practices, including executive compensation practices. At some companies, stockholders questioned whether compensation arrangements are appropriately designed, whether they provide the right incentives and whether they are aligned with the long-term interests of those companies and their stockholders.

Although our Company is able to distinguish itself from many of the companies in industries that were directly involved in the collapse of the financial markets, our business environment during fiscal year 2009 was challenging. Nevertheless, we believe that our Company executed well in the face of the difficult economy. We believe that the current economic conditions provide a compelling reason to explain to our stockholders why the Compensation Committee believes that the Company’s executive compensation program is well designed, appropriately balanced and effective. We are confident that our compensation program is aligned with the short-term and long-term interests of the Company and our stockholders.

Overall Review of the Company’s Executive Compensation Program

During fiscal year 2009, the Company’s management and the Compensation Committee reviewed the Company’s executive compensation program and concluded that:

•	Our executive compensation program is a well-balanced, performance-based program that provides incentives to focus appropriately on both annual and long-term performance.

•	Our executive incentive compensation program compensates executives based on the achievement of performance goals that are directly linked to the Company’s strategic, operational and financial objectives.

•	Our executive compensation program includes a significant equity component. Our executive compensation program also includes stock ownership guidelines in which executives are expected to accumulate and retain stock equal to a multiple of their base salary. For additional information regarding our executive stock ownership guidelines, please see “Other Important Compensation Policies Affecting Named Executive Officers — Executive Stock Ownership Guidelines,” below.

•	Our executive compensation program permits the Compensation Committee to exercise discretion to reduce performance-based compensation for any reason, even if performance goals are attained. This discretion enables the Compensation Committee to consider the terms of compensation awards in totality including formulaic outcomes as well as assessment of individual and corporate behavior, including but not limited to risk management.

•	Our executive compensation program has a compensation recovery policy that permits the Company to “claw back” compensation in the case of a substantial restatement of the Company’s financial statements that is a direct result of intentional misconduct or fraud. This policy enables the Company to control the limits of compensation and ensure that it will not reward certain inappropriate behavior.

The current executive compensation program’s objectives are to:

•	attract and retain talented senior executives whose efforts and judgments are vital to the continued success of the Company;

•	recognize executives’ efforts and performance during each fiscal year and over the longer term;

•	align compensation with the interests of our stockholders; and

•	encourage our executives to conduct business in a manner that is accountable to our stockholders and does not expose the Company to inappropriate risk.

Determination of Fiscal Year 2009 Compensation

Elements of Compensation

Our executives’ aggregate compensation is based on total compensation opportunities that include base salary, annual performance cash incentive, and long-term equity incentive compensation, as well as broad-based employee benefit programs and limited perquisites. Aggregate compensation approved by the Compensation Committee at the beginning of fiscal year 2009 was generally targeted to be competitive among compensation of a selected group of companies in the computer software and services industry, assuming predetermined performance objectives were attained at the target level.

Our long-term incentive compensation includes: (1) a fiscal year 2009 one-year performance share award for a performance cycle that commenced on April 1, 2008 and ended on March 31, 2009, and which is subject to a three-year pro-rated vesting schedule; and (2) a three-year performance share award for a performance cycle that commenced at the beginning of fiscal year 2009 and concludes at the end of fiscal year 2011.

The recommendations regarding aggregate compensation, including base salary amounts and annual and long-term incentive target levels, were made by the CEO and EVP-HR for executive officers. These recommendations were then reviewed by the Compensation Committee with the assistance of Towers Perrin and compared with competitive market data for the CEO and key executives of certain peer companies based on, among other things, compensation information disclosed in publicly filed documents. The peer companies used for fiscal year 2009 were Acxiom Corp., Adobe Systems Inc., Autodesk Inc., BMC Software Inc., Cadence Design Systems, Inc., Citrix Systems Inc., Compuware Corporation, Intuit Inc., McAfee Inc., Novell Inc., Symantec Corp. and Verisign, Inc.

In addition, the Compensation Committee, with Towers Perrin’s assistance, compared the pay of our executive officers with the pay of executives in similar roles elsewhere in the industry. The Compensation Committee also considered a second survey of market-based data comprised of substantially the same companies as indicated in the peer group above. These surveys were generally based on pay practices in industries with which we compete for executive talent — principally the computer software and services industry.

Each of the elements of compensation for our executive officers, as well as a general description and key features are summarized below.

Compensation Element	Description	Other Features
Base Salary	Generally, base salary is the smallest element of each executive’s total target direct compensation opportunity (i.e., base salary, target annual performance cash incentive, one-year performance share target value and three-year performance share target value).

	Base salaries for our Named Executive Officers were paid out in the amounts approved by the Compensation Committee, as reflected below in the Fiscal Year 2009 Summary Compensation Table.	Base salaries are reviewed annually and determined based on (i) the responsibilities of the position; (ii) the experience, performance and potential of the executive; and (iii) periodic reference to the competitive marketplace, as described above.

Annual Performance Cash Incentive	The annual performance cash incentive represents, on average, approximately 25% of the Named Executive Officers’ total target direct compensation opportunity.

	More details about the fiscal year 2009 annual performance cash incentive, including results and payouts, are provided below under “Performance Targets and Actual Results for Fiscal Year 2009.”	The annual performance cash incentive is awarded to executives upon achieving annual financial, strategic and operational performance objectives.

Compensation Element	Description	Other Features
Long-Term Incentive Plan (“LTIP”)	Generally, the LTIP constitutes the largest component of each executive’s total target direct compensation opportunity.

This large equity component with related vesting and ownership requirements is intended to complement short-term cash compensation incentives and focus management on long-term stockholder value.

The LTIP is comprised of two components: (i) a one-year performance share award and (ii) a three-year performance share award.

More details about the fiscal year 2009 LTIP awards, including results and payouts, are provided below under “Performance Targets and Actual Results for Fiscal Year 2009” and “Base Salary Plus Performance-Based Compensation Earned for Performance Cycles Ending March 31, 2009.”

The intent of the LTIP is to promote behavior that aligns the interests of executives with the long-term performance of the Company and the long-term interests of our stockholders.

The LTIP awards are issued upon the achievement of pre-established performance metrics. The value of these equity awards is ultimately determined by the achievement of pre-established goals and our share price.

The one-year performance share awards fully vest in equal installments over a three-year period.

The three-year performance share awards vest at the conclusion of the three-year performance cycle.

Upon a change in control (as defined in the CA, Inc. 2007 Incentive Plan) one-year and three-year performance share awards will generally vest at 100% of target, pro-rated for the portion of the performance cycle that has been completed through the date of a change in control.

401(k) and Supplemental Retirement Plans	The Company sponsors retirement plans that are qualified for favorable treatment under the Internal Revenue Code, as well as non-qualified retirement plans.The CA Savings Harvest (401(k)) plan is a qualified retirement plan that is generally available to U.S. employees.

The 401(k) Supplemental Plans are non-qualified retirement plans that are available generally to U.S. employees.

The Named Executive Officers participate in all of these plans under the same terms and conditions as other eligible employees of the Company.	The purpose of the retirement plans is to provide employees with the opportunity to defer cash savings for retirement.

Under the U.S. 401(k) plan, we match up to 50% of the first 5% of an employee’s contribution (a maximum match of 2 1/2% of an employee’s base salary).

The Company may also make an additional 401(k) contribution to participants in respect of each fiscal year in an amount determined in the discretion of the Compensation Committee.

The purpose of the 401(k) Supplemental Plans is to restore the portion of employer contributions under our qualified 401(k) plan that participants would be unable to receive due to limitations imposed under the applicable tax rules.

Compensation Element	Description	Other Features
Health and Welfare Plans	The Company sponsors competitive, broad-based employee medical, dental, disability and life insurance plans.

	Under these plans, higher paid employees are required to pay a higher proportion of the total premiums.	The Company covers the cost of one annual physical examination for its executive officers each calendar year.

Severance Plan	The Company sponsors a broad-based severance plan to provide severance benefits for U.S. employees who are involuntarily terminated.	The broad-based severance plan provides a benefit of two weeks’ pay for each year of service, not to exceed 52 weeks.

Payments are contingent upon an employee signing a general release of claims against the Company.

Change in Control Severance Policy	The Company’s Change in Control Severance Policy provides severance benefits for certain executives, including some of the Named Executive Officers.

The treatment of equity upon a change in control is addressed separately under the terms of the Company’s broad-based equity plans.

See discussion below in this Compensation Discussion and Analysis under “Employment Agreements; Deferred Compensation Arrangements; and Change in Control Arrangements.”	The purpose of the Change in Control Severance Policy is to secure the continued service of key executives in the event of a change in control.

Payments under this policy are payable only after both (1) a change in control and (2) a termination of the executive’s employment within 24 months after the change in control. Payments represent a single multiple of an executive’s base salary and average annual performance cash incentive.

Payments under this policy are contingent upon an executive’s signing a release of claims against the Company.

Broad-Based Equity Plans	The Company sponsors broad-based equity plans that provide for awards of restricted stock, stock options, restricted stock units and other equity awards as authorized under the plans.

Generally, awards under the broad-based equity plans vest over a period of time (e.g., 33% every year after grant or 100% after three years from the date of grant).	Awards granted under these plans include an annual broad-based award granted to the Company’s top performers, as well as new-hire and retention awards.

Generally, under the terms of the broad-based equity plans, all outstanding equity awards vest upon a change in control.

Compensation Element	Description	Other Features
Employment Agreements and Deferred Compensation Arrangements	These agreements and arrangements provide for certain benefits upon a termination of employment, including in the event of a change in control. See discussion below in this Compensation Discussion and Analysis under “Employment Agreements; Deferred Compensation Arrangements; and Change in Control Arrangements.”

The Company also sponsors non-qualified deferred compensation plans available to certain executives of the Company, including the Named Executive Officers.

Perquisites	The Company provides limited perquisites to its executives.For more information on perquisites, please refer to the Fiscal Year 2009 Summary Compensation Table — Other Compensation column, below.

More Information About the LTIP Program

Our LTIP design was first implemented in fiscal year 2006. The components of the LTIP compensation opportunities awarded in fiscal year 2009 were:

•	one-year performance shares granted at the commencement of the fiscal year 2009 performance cycle and to be settled after the end of the fiscal year (after the Compensation Committee considers the results for the performance cycle then ended) based on the achievement of one-year performance goals, by issuance of restricted shares of Common Stock that vest 34% at issuance and 33% on each of the first two anniversaries of the issuance date. This element of the LTIP was intended to reward growth in operating income and annualized bookings, recognizing the importance of operating performance to our business. As the award was settled by issuance of Common Stock the vesting of approximately two-thirds of which is conditioned on the executive’s continuing employment, the award is also intended to promote retention and align the interests of our executives with the long-term interests of our stockholders; and

•	three-year performance shares granted at the commencement of the three-year performance cycle consisting of fiscal years 2009, 2010 and 2011 to be settled after the end of fiscal year 2011 (after the Compensation Committee considers the results for the performance cycle then ended) by issuance of unrestricted shares of Common Stock. This element of the LTIP rewards management for growth of the Company with respect to average three-year adjusted cash flow from operations and average three-year total revenue growth (in constant currency).

The Compensation Committee approves the aggregate target amounts of these LTIP awards, their respective apportionment between the one-year and three-year performance share awards and the applicable performance targets.

The three-year performance shares are granted almost exclusively to our executive officers, including our Named Executive Officers, because the Compensation Committee believes that the executive officers are principally responsible for determining and executing the Company’s long-term strategy.

The following table shows the Compensation Committee’s targeted value for base salary, annual performance cash incentive and one-year performance shares for each Named Executive Officer for fiscal year 2009, as well as the value actually earned based on fiscal year 2009 performance. The table also shows the targeted compensation opportunity value for fiscal 2009-2011 three-year performance shares for each Named Executive Officer. In addition, the table illustrates the targeted percentage of total direct compensation represented by each of these components. The table does not show the actual value earned for the fiscal 2009-2011 three-year performance shares, since it will not be earned until after the end of the three-year performance cycle in fiscal year 2011. For more information, including projected performance with respect to the fiscal 2009-2011 three-year performance shares, see “Performance-Based Compensation — Annual and Long-Term Incentives” and “Outstanding Equity Awards at 2009 Fiscal Year-End” below.

Performance Targets and Actual Results for Fiscal Year 2009

							Fiscal 2009-
							2011
							Three-Year
				Fiscal 2009			Performance
				One-Year Performance Shares(1)			Shares(2)
			Annual	Number
			Performance	of	Stock
Name		Base Salary	Cash Incentive	Shares(3)	Price(4)(5)	Value	Value(6)
J.A. Swainson	Target Allocation(7)	14%	17%			41%	28%
Chief Executive Officer	Target	$1,000,000	$1,250,000	122,749	$24.44	$2,999,986	$2,000,000
	Payout Factor(8)		65.8%	72.0%
	Actual	$1,000,000	$822,375	88,379	$18.05	$1,595,241

N.E. Cooper	Target Allocation(7)	19%	19%			37%	25%
EVP, Chief Financial	Target	$600,000	$600,000	46,644	$24.44	$1,139,979	$760,000
Officer	Payout Factor(8)		65.8%	72.0%
	Actual	$600,000	$394,740	33,583	$18.05	$606,173

M.J. Christenson	Target Allocation(7)	20%	20%			36%	24%
President, Chief	Target	$800,000	$800,000	61,374	$24.44	$1,499,981	$1,000,000
Operating Officer	Payout Factor(8)		65.8%	72.0%
	Actual	$800,000	$526,320	44,189	$18.05	$797,611

R.M. Artzt(9)	Target Allocation(7)	52%	48%
Vice Chairman and	Target	$750,000	$700,000	—	—	—	—
Founder	Payout Factor(8)		65.8%
	Actual	$750,000	$460,530	—	—	—	—

K.V. Handal	Target Allocation(7)	22%	26%			31%	21%
EVP, Global Risk	Target	$500,000	$600,000	29,459	$24.44	$719,978	$480,000
& Compliance and	Payout Factor(8)		65.8%	72.0%
Corporate Secretary(10)	Actual	$500,000	$394,740	21,210	$18.05	$382,841

(1)	The performance cycle for the fiscal year 2009 one-year performance shares began on April 1, 2008 and ended on March 31, 2009.

(2)	The performance cycle for the fiscal year 2009-2011 three-year performance shares began on April 1, 2008 and ends on March 31, 2011. For additional information on the projected performance share award attainments for this and other outstanding performance cycles, please refer to the Outstanding Equity Awards at Fiscal Year End table, below.

(3)	Reflects the number of shares of our Common Stock issuable at 100% performance (“target”) or issued based on actual performance (“actual”) to the Named Executive Officer upon settlement of the one-year performance shares after completion of the performance cycle. 34% of these shares issued with respect to Messrs. Swainson and Christenson and Ms. Cooper vested upon issuance and the remaining shares vest 33% on each of the first two anniversaries of the date of issuance, provided the executive remains employed by the Company. Under the terms of Mr. Handal’s fiscal year 2009 one-year performance share awards, 70% of the shares issued vested upon issuance and the remainder of the shares will vest 20% and 10% on the first two anniversaries of the date of issuance, provided Mr. Handal remains employed by the Company.

The initial tranche, which vested upon issuance, is included in the Fiscal Year 2009 Options Exercised and Stock Vested table, below.

(4)	Stock price of $24.44 is the closing price for our Common Stock on June 10, 2008, the date that the targets were set by the Compensation Committee.

(5)	Stock price of $18.05 is the closing price for our Common Stock on May 19, 2009, the date that actual performance for the performance cycle was certified by the Compensation Committee, and with respect to Mr. Swainson, by the Compensation Committee in joint session with the Corporate Governance Committee (the “Joint Committee”).

(6)	The actual value of the fiscal year 2009-2011 three-year performance share awards is not shown because it cannot be determined until the conclusion of the fiscal year 2009-2011 three-year performance cycle on March 31, 2011.

(7)	Target Allocation represents the percentage that each component of the Named Executive Officer’s total direct compensation (i.e., base salary, target annual performance cash incentive, one-year performance share target value and three-year performance share target value) that the Compensation Committee targeted to deliver to the Named Executive Officer at the beginning of fiscal year 2009.

(8)	Payout Factor is the percentage of Target actually earned by each Named Executive Officer based on performance cycles that concluded in fiscal year 2009.

(9)	The Committee determined Mr. Artzt’s compensation, including eligibility for equity awards, in light of his unique role as Founder and Vice Chairman of the Company. As a founder and a long-standing senior executive of the Company, Mr. Artzt has accumulated a significant amount of Common Stock. As a result of his significant stock ownership, the Committee has not included Mr. Artzt in the LTIP award program since fiscal year 2008. In addition, for fiscal year 2009, the Committee made appropriate adjustments to Mr. Artzt’s compensation to reflect his current role and tenure with the Company.

(10)	Mr. Handal served in this capacity until March 31, 2009 and has announced his retirement from the Company effective August 31, 2009. Since April 1, 2009, he has served as Executive Vice President, Office of the Chief Executive Officer.

Performance-Based Compensation — Annual and Long-Term Incentives

Annual Performance Cash Incentive.  Early in fiscal year 2009, the Compensation Committee approved proposed performance measures for executive officers, including the Named Executive Officers, that were based on the Company’s annual financial, operational and strategic objectives for fiscal year 2009. More details about the 2009 annual performance cash incentive including results and payouts are provided in the table entitled “Performance Targets and Actual Results for Fiscal Year 2009.”

The Compensation Committee retains discretion to reduce the amount of any incentive compensation payout for any reason. For example, the Compensation Committee did not pay any fiscal year 2006 annual performance cash incentive to the CEO and many other senior executives due to the Company’s overall performance in that fiscal year.

Executive compensation is also tied to the maintenance of ethical standards. A failure to complete annual ethics training results in a mandatory 10% reduction of an executive’s annual performance cash incentive. In determining whether to exercise its discretion to reduce payouts on the basis of issues relating to ethical standards, the Compensation Committee considered each executive’s contribution to the establishment and maintenance of high ethical and compliance standards throughout his or her organization and, in general, throughout the Company. In this regard, the Compensation Committee also received a report from the Company’s Ethics Committee, which assured the Compensation Committee that the Ethics Committee knew of no unethical behavior or other misconduct. No reductions were made to any executive’s annual performance cash incentive for ethical or other reasons with respect to the fiscal year 2009 payout.

The Compensation Committee approved the following definitions for the performance metrics for the fiscal year 2009 annual performance cash incentive program:

•	Operating Income: Income from continuing operations before interest and income taxes as reported in the Company’s fiscal year 2009 Form 10-K, plus Purchased software amortization, Intangible asset amortization, Restructuring and other, and In-process research and development costs, as reported in the Company’s fourth quarter fiscal year 2009 financial results press release.

•	Revenue in Constant Currency: Total Revenue as reported in the Company’s fiscal year 2009 Form 10-K, excluding the impact of foreign exchange on Total Revenue as reported within the Management Discussion and Analysis section (e.g., if Total Revenue was favorably affected by foreign exchange, this favorable impact would be subtracted from Total Revenue, and vice versa).

•	Annualized Bookings: Total subscription and maintenance bookings divided by the weighted average license agreement duration in years, both as reported in the Company’s fiscal year 2009 Form 10-K, plus Total Software Fees and Other Bookings plus Professional Services Bookings, as reported in the Company’s fourth quarter fiscal year 2009 Supplemental Financial Information (which the Company posts on its website in connection with the release of its fourth quarter fiscal year 2009 results).

If an executive’s employment is terminated prior to the end of the applicable performance cycle for this LTIP component, the executive generally ceases to be eligible for any portion of the award.

In May 2009, the Compensation Committee decided to pay the fiscal year 2009 annual performance cash incentive based on the achievement of the previously established targets (without any reductions). The annual performance cash incentive amounts paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Fiscal Year 2009 Summary Compensation Table, below, and in the Performance Targets and Actual Results for Fiscal Year 2009 table, above.

Long-Term Incentive Plan.

One-Year Performance Shares.  Under the LTIP program, the issuance of restricted stock or restricted stock units after the one-year performance cycle from April 1, 2008 to March 31, 2009 was dependent on the achievement of specified performance targets set at the beginning of fiscal year 2009 by the Compensation Committee. The performance metrics for fiscal year 2009 were:

•	Operating Income: As defined above.

•	Annualized Bookings: As defined above.

The threshold, target, maximum and actual payout factors for fiscal year 2009 one-year performance shares are shown in the Relationship of Actual Performance to Payouts for Performance-Based Compensation for Performance Cycles Ending in Fiscal Year 2009 table, below. The actual number of shares issued under this award is shown in the Performance Targets and Actual Results for Fiscal Year 2009 table, above.

Three-Year Performance Shares.  The number of three-year performance shares that the Named Executive Officers may earn for the fiscal year 2009-2011 performance cycle are reflected in the “Estimated Future Payouts under Equity Incentive Plan Awards” column of the Fiscal Year 2009 Grants of Plan-Based Awards table, below. The number of three-year performance shares that the Named Executive Officers actually earned for the fiscal year 2007-2009 performance cycle are reflected in the Base Salary Plus Performance-Based Compensation Earned for Performance Cycles Ending March 31, 2009 table, below, which also identifies the range of shares that could have been earned as well as the achievement of specified performance goals for that performance cycle.

The performance metrics for the fiscal year 2007-2009 three-year performance cycle, which concluded on March 31, 2009, were based on (i) Average Three-Year Adjusted Net Income and (ii) Average Three-Year Return on Invested Capital, which were defined as follows:

•	Average Three-Year Adjusted Net Income: The three-year average annual growth of income (loss) from continuing operations before income taxes (on a tax-effected basis), as reported in our fourth quarter earnings press release for fiscal year 2007 plus add-backs for the following items (on a tax-effected basis): (1) Purchased software amortization, Intangibles amortization, Charges for in-process research and development costs, Restructuring and other, Goodwill impairment, Stockholder litigation and former employee litigation expenses as reported in the fourth quarter earnings press release for fiscal year 2007; and (2) any interest expenses resulting from additional debt associated with the share repurchase conducted by the Company during fiscal year 2007.

•	Average Three-Year Return on Invested Capital (“ROIC”): Adjusted Cash Flow from Operations (as defined below) plus after-tax interest expenses divided by average invested capital (defined as Stockholders’ Equity plus Total Debt which is the sum of loans payable and current portion of long-term debt and long-term debt, net of current portion) as averaged over the four preceding quarters, as averaged over the three fiscal years in the 2007-2009 performance cycle. For purposes of this definition, Adjusted Cash Flow from Operations was defined as Net Cash provided by continuing operating activities as reported in the Company’s fiscal year 2009 Form 10-K plus adjustments as reported in the Company’s fourth quarter fiscal year 2009 Supplemental Financial Information in the Non-GAAP Cash Flow from Operations (Unaudited) section.

If an executive’s employment is terminated prior to the end of the applicable performance cycle for this LTIP component, the executive generally ceases to be eligible for any portion of the award. If employment is terminated due to disability or by us without “cause,” an executive may be eligible for a pro-rated portion of the award after the performance cycle, in accordance with the terms of the program. All determinations are at the Compensation Committee’s discretion. In the event of death, the executive’s estate would receive a pro-rated portion of the target award (based on the portion of the period completed through the date of death).

The following table reflects the relationship of (i) actual performance against the Company’s performance goals to (ii) payouts for the annual performance cash incentive and LTIP awards including the one-year performance shares for fiscal year 2009 and the three-year performance shares for fiscal years 2007-2009. For each of these components of the LTIP awards, total payouts are based on a weighted average of each performance metric (each component of the LTIP has performance metrics as indicated in the table below). The performance measures for each metric range from “threshold” (the minimum level at which an executive may earn the relevant portion of the award) to “maximum” (200% of the targeted value of the relevant portion of the award, as shown below). These measurements are weighted and averaged to produce a “Total Payout Factor,” which is shown in the following table. The Total Payout Factor is multiplied by each executive’s target award value (in dollars or number of shares) to produce the executive’s final award. For more information, see the Base Salary Plus Performance-Based Compensation Earned for Performance Cycles Ending March 31, 2009 table, below.

Relationship of Actual Performance to Payouts for Performance-Based Compensation for
Performance Cycles Ending in Fiscal Year 2009

								Percentage of
	Performance/Payout Relationship (dollars in millions)							Target Award Earned
	Threshold		Target		Maximum
										Payout
Award and	Performance	Payout	Performance	Payout	Performance	Payout	Actual	Percentage	Weighting	Factor
Performance Metric	Goal	(%)	Goal	(%)	Goal	(%)	Performance	Credited	of Result	(%)
Annual Performance Cash Incentive
Operating Income	$1,100	25%	$1,295	100%	$1,445	200%	$1,339	144%	× 34%	49.0%
Revenue-(Constant Currency)	$4,277	25%	$4,388	100%	$4,488	200%	$4,306	51%	× 33%	16.8%
Annualized Bookings	$1,993	25%	$2,126	100%	$2,251	200%	$1,787	0%	× 33%	0.0%

Total Payout Factor										65.8%

2009 One-Year Performance Shares
Operating Income	$1,100	25%	$1,295	100%	$1,445	200%	$1,339	144%	× 50%	72.0%
Annualized Bookings	$1,993	25%	$2,126	100%	$2,251	200%	$1,787	0%	× 50%	0.0%

Total Payout Factor										72.0%

2007-2009 Three-Year Performance Shares*
Avg. Adj. Net Income	5%	50%	10%	100%	15%	200%	19%	200%	× 50%	100.0%
Avg. ROIC	19%	50%	22%	100%	25%	200%	20%	75%	× 50%	37.5%

Total Payout Factor										137.5%

*	Performance cycle — April 1, 2006 to March 31, 2009

Because the performance cycle for fiscal year 2009-2011 three-year performance share awards ends with fiscal year 2011, the results for that performance cycle are not yet available and no payout will occur until after fiscal year 2011. The financial objectives for the fiscal year 2009-2011 three-year performance cycle reflected our internal, confidential business plan at the time the awards were established. We believe that the disclosure of these objectives and targets could result in competitive harm, particularly since disclosure may provide insight to our competitors about our capital allocation strategy and cash flow and income growth objectives. We believe that the objectives for this component of the LTIP are designed to require strong performance relative to past years to meet the threshold level, but are also designed to reward exceptional outcomes with higher levels of earnings. The aforementioned discussion and analysis contains statements regarding individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

The following table summarizes the Compensation Committee’s view of total base salary plus performance-based compensation earned by each Named Executive Officer for performance cycles ending in fiscal year 2009. We provide this table because the Fiscal Year 2009 Summary Compensation Table (that is mandated under SEC rules) reflects the accounting charges for all of our stock-based awards, including performance shares earned (but unvested) for performance cycles that ended in prior years and performance shares that may be earned for performance in the future, as well as the accounting charge for option awards previously granted to the Named Executive Officers. The following table shows the market value of shares earned for performance in fiscal year 2009, including the three-year performance shares for the fiscal year 2007-2009 performance cycle. The Compensation Committee believes this view to be a meaningful representation of the LTIP compensation earned and the manner in which the Compensation Committee determines compensation opportunities. A significant portion of this compensation continues to be at risk because it is paid in shares of our Common Stock, which remain subject to vesting or is subject to our stock ownership guidelines.

This table does not include perquisites, contributions to deferred compensation plans or special sign-on grants of equity. For information on these items, see the Fiscal Year 2009 Summary Compensation Table and the Fiscal Year 2009 Grants of Plan Based Awards table, below.

Base Salary Plus Performance-Based Compensation Earned for Performance Cycles
Ending March 31, 2009

				Fiscal Year 2009
				One-Year
				Performance		Fiscal Year 2007-2009
				Shares(1)		Three-Year Performance Shares(2)
			Annual
			Performance	Actual		Target #		Actual
Named Executive	Status		Cash	# of		of	Payout	# of
Officer	of Award	Base Salary	Incentive	Shares(3)	Value(4)	Shares(3)	Factor	Shares(3)	Value(4)	Total(5)

J.A. Swainson	Vested	$1,000,000	$822,375	30,049	$542,384	81,378	137.5%	111,894	$2,019,687	$4,384,446
	Unvested			58,330	$1,052,857					$1,052,857

	Total	$1,000,000	$822,375	88,379	$1,595,241	81,378	137.5%	111,894	$2,019,687	$5,437,303

N.E. Cooper	Vested	$600,000	$394,740	11,419	$206,113	24,413	137.5%	33,567	$605,884	$1,806,737
	Unvested			22,164	$400,060					$400,060

	Total	$600,000	$394,740	33,583	$606,173	24,413	137.5%	33,567	$605,884	$2,206,797

M.J. Christenson	Vested	$800,000	$526,320	15,025	$271,201	40,689	137.5%	55,947	$1,009,843	$2,607,364
	Unvested			29,164	$526,410					$526,410

	Total	$800,000	$526,320	44,189	$797,611	40,689	137.5%	55,947	$1,009,843	$3,133,774

R.M. Artzt	Vested	$750,000	$460,530	—	—	40,689	137.5%	55,947	$1,009,843	$2,220,373

	Unvested			—	—					—

	Total	$750,000	$460,530	—	—	40,689	137.5%	55,947	$1,009,843	$2,220,373

K.V. Handal	Vested	$500,000	$394,740	14,847	$267,988	32,551	137.5%	44,757	$807,864	$1,970,592
	Unvested			6,363	$114,852					$114,852

	Total	$500,000	$394,740	21,210	$382,840	32,551	137.5%	44,757	$807,864	$2,085,444

(1)	One-year performance shares relate to the fiscal year 2009 performance cycle beginning April 1, 2008 and ending March 31, 2009.

(2)	Three-year performance shares relate to the fiscal year 2007-2009 three-year performance cycle beginning April 1, 2006 and ending March 31, 2009.

(3)	Reflects the number of shares of our Common Stock issuable at 100% performance (“target”) or issued based on actual performance (“actual”) to the Named Executive Officer upon settlement of one-year or three-year performance shares after completion of the performance cycle.

(4)	Based on the closing market price of $18.05 for our Common Stock on May 19, 2009, the date the Compensation Committee (and the Joint Committee, with respect to Mr. Swainson) certified attainment of performance goals for this performance cycle. Common Stock issued upon settlement of one-year performance shares is not fully vested on issuance. 34% of the shares of Common Stock issued with respect to Messrs. Swainson and Christenson and Ms. Cooper vested upon settlement of the one-year performance shares on May 19, 2009, and the remainder of the shares of Common Stock issued will vest 33% on each of the first two anniversaries of the date of issuance, provided the executive remains employed by the Company. Under the terms of Mr. Handal’s fiscal year 2009 one-year performance share awards, 70% of the one-year performance shares vested upon issuance and the remainder of the shares will vest 20% and 10% on the first two anniversaries of the date of issuance, provided Mr. Handal remains employed by the Company. For more information, see “Performance-Based Compensation — Annual and Long-Term Incentives,” above.

(5)	This column represents the total cash value of total direct compensation earned by the Named Executive Officers in respect of Fiscal Year 2009, which is distinguishable from the compensation amounts reported in the Fiscal Year 2009 Summary Compensation Table, which reflect the compensation expense to the Company as recorded under the FAS123R accounting rules.

Impact of Stock Price Decline on Value of
Outstanding Equity-Based Awards as of March 31, 2009

The following table illustrates that the decline in the fiscal year 2009 Company’s stock price, which affected all stockholders, also correspondingly affected that portion of the Named Executive Officers’ compensation issued in Company stock. Our Named Executive Officers’ total compensation is significantly weighted in Company stock. The Compensation Committee believes that compensating executives substantially in the form of company stock provides an incentive for executives to maximize stockholder return. Our Named Executive Officers have a vested interest in increasing our stock price and stockholder value since a large portion of their compensation is paid in the form of Company stock. The Compensation Committee considers this linkage in determining the incentive compensation plan design for our Named Executive Officers. The values for restricted stock and restricted stock units reported in this table as of March 31, 2009 are different from the values for such awards reported in the Fiscal Year 2009 Summary Compensation Table because the Summary Compensation Table reports the Named Executive Officers’ awards based on the amounts the Company expensed in accordance with FAS 123(R), rather than the actual value of the awards to the Named Executive Officers as of March 31, 2009, based on the market value of the Common Stock.

	Comparison of		Comparison of
	Summary Compensation		Value of all Outstanding Restricted Stock (RSAs) or
	Table Option Value		Restricted Stock Units (RSUs) at Grant Date
	with		with
	In-the-Money Option Value		Market Value of all Outstanding RSAs and RSUs
	as of March 31, 2009		as of March 31, 2009
					Decline in Value
					of all
				Value of all	Outstanding
	Summary	In-the-	Value of all	Outstanding	RSAs and RSUs
	Compensation	Money	Outstanding	RSAs and RSUs	from Grant Date
	Table	Option	RSAs and RSUs	as of March 31,	to March 31,
Name	Option Value(1)	Value	at Grant Date(2)	2009	2009
J.A. Swainson	$776,442	$0	$9,712,454	$6,616,147	$(3,096,307)
N.E. Cooper	$210,139	$0	$2,955,128	$2,145,656	$(809,472)
M.J. Christenson	$381,007	$0	$6,777,729	$4,692,344	$(2,085,385)
R.M. Artzt	$419,216	$0	$1,374,040	$992,835	$(381,205)
K.V. Handal	$310,588	$0	$1,495,028	$1,091,679	$(403,349)

(1)	The values in this column are based on the amounts the Company expensed during fiscal years 2009 under FAS 123(R) for outstanding stock option awards and includes the compensation cost recognized in our financial statements with respect to awards granted in previous fiscal years. The fair values of the awards have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2009 Form 10-K.

(2)	The values in this column are based on the fair value of performance share awards as well as restricted stock or restricted stock unit awards outstanding as of fiscal year end. The fair value of the awards have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2009, 2008 and 2007 Form 10-Ks.

Other Important Compensation Policies Affecting Named Executive Officers

Policy on Adjustments or Recovery of Compensation

In April 2007, the Compensation Committee approved a compensation recovery policy that is applicable in the event of a substantial restatement of our financial statements that is a direct result of the intentional misconduct or fraud of an executive officer or other senior executive. Under this policy, the Compensation Committee can, in its discretion, direct that we recover all or a portion of any award made to any executive officer or other senior executive who engaged in such intentional misconduct and/or fraud for any fiscal year that is negatively affected by such restatement. The amount the Compensation Committee can seek to recover is the amount by which the affected award exceeds the amounts that would have been payable to such person had the financial statements been initially filed as restated, or any greater or lesser amount (but not greater than the entire affected awards in the given period). The Compensation Committee will determine how we may recover this compensation, including by seeking repayment, reduction of any potential future payments and/or an adjustment of what otherwise might have been a future increase in compensation or a compensatory grant.

Tax Deductibility of Incentive Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to the CEO and to the other three highest-paid executive officers (other than the Chief Financial Officer) unless this compensation qualifies as “performance-based.” For purposes of Section 162(m), compensation derived from the exercise of stock options generally qualifies as performance-based. In addition, we generally intend that incentive compensation paid in cash or in the form of restricted stock or restricted stock units or performance shares qualify as performance-based and we believe that for fiscal year 2009 incentive compensation paid to the Named Executive Officers in cash and equity qualified as performance-based. However, the Compensation Committee is not precluded from approving or revising annual, long-term or other compensation arrangements in a manner that does not permit the compensation to qualify for tax deductibility under Section 162(m).

Executive Stock Ownership Guidelines

In 2006, the Compensation Committee adopted Executive Stock Ownership Guidelines, which are applicable to executives including the Named Executive Officers. The objective of the Executive Stock Ownership Guidelines is to align certain executives’ interests with those of stockholders and encourage growth in stockholder value. Under the Executive Stock Ownership Guidelines, the amount of Common Stock each executive is targeted to own, which is stated as a multiple of the executive’s base salary, reflects each executive’s role and level of responsibility at the Company. The multiples applicable to the Named Executive Officers are as follows: (i) the CEO is expected to accumulate and retain Common Stock valued at four times his base salary, (ii) the President and Chief Operating Officer and the Chief Financial Officer, three times base salary and (iii) the other Named Executive Officers two times base salary. The executives are generally allowed a three-year period to accumulate these shares. Unless a hardship exception has been requested and granted, an executive who is below his/her respective Executive Stock Ownership Guideline requirement at the end of the applicable compliance period may generally be prevented from selling Common Stock then-owned by the executive and required to hold all newly acquired shares until the appropriate ownership requirement has been met. Additionally, the Compensation Committee may, among other things, elect to reduce future equity awards or require cash incentives to be paid in shares of Common Stock. In view of the unusual volatility of the Company’s stock price during fiscal year 2009, the Compensation

Committee temporarily suspended the imposition of penalties for non-compliance with the Executive Stock Ownership Guidelines.

Employment Agreements; Deferred Compensation Arrangements; and Change in Control Arrangements

As a general practice, the Company does not enter into employment agreements with executives. However, three of the Named Executive Officers, have employment agreements with the Company. In each of these cases, the use of employment agreements was deemed to be necessary to recruit and retain those executives. Generally, these employment agreements have standard terms, with a few variations to deal with specific circumstances. The standard terms for an employment agreement generally provide for severance upon a termination of employment without “cause” or a resignation for “good reason” (as defined in the agreements) equal to one times base salary, although this can vary depending on specific circumstances. The details of the contracts with each of our Named Executive Officers are provided below under “Compensation and Other Information Concerning Executive Officers — Deferred Compensation Arrangements; 401(k) Supplemental Plans; Employment Agreements; and Change in Control Severance Policy.”

We also maintain an Executive Deferred Compensation Plan, under which our executive officers may be eligible to defer a portion of their annual performance cash incentive. In addition, at the time of hire of the CEO and the Chief Financial Officer, we credited certain amounts to deferred compensation accounts for the benefit of these executives to make up for retirement and other benefits that were being left behind with their prior employers. In addition, we adopted the Change in Control Severance Policy to help recruit executives and to help maintain continuity of management in the event of a change in control. The Board has broad latitude to amend this policy and to add or remove executives as participants under the policy, as it deems appropriate. Details about these deferred compensation and change in control arrangements are provided below under “Compensation and Other Information Concerning Executive Officers — Deferred Compensation Arrangements; 401(k) Supplemental Plans; Employment Agreements; and Change in Control Severance Policy.”

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

Fiscal Year 2009 Summary Compensation Table

The following table includes information concerning compensation paid to or earned by our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”) for the fiscal year ended March 31, 2009.

					Stock Awards	Option Awards
					(Includes	(Includes
					Amortization	Amortization	Non-Equity
					of Prior Year	of Prior Year	Incentive Plan	All Other
Name and Principal	Fiscal	Salary	Bonus		Stock Awards)	Option Awards)	Compensation	Compensation		Total
Position	Year	($)	($)		($)(1)	($)(2)	($)(3)	($)(4)		($)
John A. Swainson	2009	1,000,000	—		5,862,196	776,442	822,375	336,854		8,797,867
Chief Executive	2008	1,000,000	—		4,784,893	2,781,843	2,152,500	341,196		11,060,432
Officer	2007	1,000,000	—		2,598,194	3,244,409	1,393,750	250,263		8,486,616

Nancy E. Cooper	2009	600,000	—		1,830,627	210,139	394,740	42,982		3,078,488
Executive Vice President,	2008	575,000	—		1,726,537	212,966	1,033,200	54,314		3,602,017
Chief Financial Officer	2007	314,394	250,000	(5)	593,699	135,387	557,500	548,938	(6)	2,399,918

Michael J. Christenson	2009	800,000	—		4,586,865	381,007	526,320	35,311		6,329,503
President, Chief	2008	762,500	—		3,592,321	719,150	1,377,600	64,411		6,515,982
Operating Officer	2007	618,750	—		1,026,772	611,913	724,750	28,093		3,010,278

Russell M. Artzt	2009	750,000	—		2,526,321	419,216	460,530	44,039		4,200,106
Vice Chairman	2008	750,000	—		2,765,541	1,492,000	1,205,400	42,800		6,255,741
and Founder	2007	750,000	—		1,889,001	2,134,018	780,500	47,250		5,600,769

Kenneth V. Handal	2009	500,000	—		1,960,584	310,588	394,740	89,154		3,255,066
Executive Vice President,	2008	500,000	—		1,473,948	701,340	1,033,200	75,550		3,784,038
Global Risk & Compliance	2007	500,000	—		879,298	1,175,225	669,000	80,400		3,303,923
and Corporate Secretary(7)

(1)	This column includes amounts we expensed during fiscal years 2009, 2008 and 2007 under FAS 123(R) for all outstanding restricted stock, restricted stock units and performance shares, including grants made prior to fiscal year 2009. These award fair values have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our Annual Reports on Form 10-K ( “Form 10-K”) for each of the fiscal years ended March 31, 2009, 2008 and 2007. Additional information about the awards reflected in this column is set forth in the notes to the Fiscal Year 2009 Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End tables, below.

(2)	This column includes amounts we expensed during fiscal years 2009, 2008 and 2007 under FAS 123(R) for outstanding stock option awards and includes compensation cost recognized in our financial statements with respect to awards granted in previous fiscal years. These award fair values have been determined based on the assumptions set forth in Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2009, 2008 and 2007 Form 10-Ks. These amounts include grants of options that were previously disclosed as compensation in past proxy statements for those of our current Named Executive Officers who were named executive officers in those proxy statements. These amounts are also included in the “Total” column.

(3)	The amounts in this column for fiscal year 2009 represent the annual performance cash incentives described under “Compensation Discussion and Analysis — Determination of Fiscal Year 2009 Compensation — Elements of Compensation — Annual Performance Cash Incentive,” above. These annual performance cash incentive amounts were paid early in fiscal years 2010, 2009 and 2008 for performance in fiscal years 2009, 2008 and 2007, respectively. We also accrued these amounts for financial reporting purposes in fiscal years 2009, 2008 and 2007, respectively. The receipt of these awards may be partially deferred at the election of the recipient under our Executive Deferred Compensation Plan.

(4)	The “All Other Compensation” column includes perquisites and other personal benefits detailed below, as well as contributions we made under our 401(k) plan and related supplemental defined contribution retirement plans:

	Swainson	Cooper	Christenson	Artzt	Handal
	($)	($)	($)	($)	($)
Personal use of car/driver; car/driver allowance(a)	6,049	19,048	14,624	—	60,000

Personal aircraft use(b)	178,514	—	—	23,352	—

Tax reimbursement for personal aircraft use(c)	81,380	—	—	—	—

Housing allowance(d)	37,595	3,247	—	—	—

Executive physical examination(e)	4,650	—	—	—	—

Employer contributions to defined contribution plans and deferred compensation plans(f)	20,687	20,687	20,687	20,687	19,154

Matching charitable contributions(g)	7,979	—	—	—	10,000

(a)	In order to help maintain the confidentiality of business matters when outside of the office, certain Named Executive Officers had use of a company car and driver in fiscal year 2009. The amounts reflected in the table represent the incremental cost related to the executives’ personal use. Mr. Handal receives a $5,000 stipend per month to assist with his transportation to and from our offices.

(b)	Mr. Swainson used the corporate aircraft and helicopter for personal travel in fiscal year 2009 in accordance with our Aircraft Use Policy. The Policy requires Mr. Swainson to use the corporate aircraft and helicopter for personal travel for security reasons and permits other executives to use them for personal purposes only with the permission of the appropriate executive officer. We determined that the value of such use for Mr. Swainson, based on the incremental cost to us, was $63,160, plus additional charges for family members of $115,354, for a total value of $178,514. The incremental cost is based on the “direct operating cost” as calculated by a third party provider, based on a number of variables, including fuel, fuel additives, maintenance, labor, parts and landing and parking fees. Although we believe there is no incremental cost for use by family members who travel with an executive, for purposes of this table, we assume and reflect charges comparable to first-class airfare (or in the case of helicopter use, charter fares) for family members. This incremental cost valuation of aircraft use is different from the standard industry fare level (SIFL) valuation used to impute income to the executives for tax purposes.

(c)	The Company reimbursed Mr. Swainson for the tax effect of the amount imputed as income to him (which differs from the incremental cost) in fiscal year 2009. In 2006, the Compensation Committee authorized Mr. Swainson’s reimbursement for the tax effect of the income imputed to him for his and his family’s personal use of the aircraft beginning in calendar year 2006, to the extent Mr. Swainson’s use is mandated by the Company for security reasons.

(d)	Reflects the amount the Company paid in fiscal year 2009 for Mr. Swainson’s corporate housing allowance and reimbursement of Ms. Cooper’s corporate housing expenses that are imputed as income.

(e)	Reflects the amount the Company paid in fiscal year 2009 relating to Mr. Swainson’s calendar year 2008 and calendar year 2009 physical examinations.

(f)	As described above in the Compensation Discussion and Analysis, we make a contribution to match a portion of the contributions made by employees to our tax-qualified 401(k) plan (subject to certain limits in the plan and the applicable tax rules). To the extent there are tax-imposed limits on the contributions that can be made by us under the tax-qualified plan, we can make contributions on behalf of the Named Executive Officers to two supplemental plans (described below) on the same basis that we make contributions to all eligible participants. We can also make an annual discretionary contribution to eligible participants in the tax-qualified plan. Generally, this contribution is made after the fiscal year to which it relates. In fiscal year 2010, we approved a discretionary contribution with respect to fiscal year 2009 and those amounts are reflected in the table above.

(g)	The amounts shown represent the Company’s matching contributions with respect to charitable contributions made by the Named Executive Officers in fiscal year 2009. Under our charitable gift matching program, we match up to $25,000 of contributions for each director and up to $5,000 of contributions for each employee. The amount shown for Mr. Handal includes the Company matching contributions that were processed in fiscal year 2009 relating to charitable contributions made by him in fiscal 2009 and one charitable contribution made by him before fiscal year 2009.

(5)	Represents Ms. Cooper’s sign-on bonus at the time she commenced employment.

(6)	Includes a $500,000 contribution credited to Ms. Cooper’s deferred compensation account (pursuant to her employment agreement) for retirement benefits forfeited from her previous employer.

(7)	Mr. Handal served in this capacity until March 31, 2009 and has announced his retirement from the Company effective August 31, 2009. Since April 1, 2009, he has served as Executive Vice President, Office of the Chief Executive Officer.

Fiscal Year 2009 Grants of Plan-Based Awards

The following table provides additional information about stock and option awards, equity incentive plan and non-equity incentive plan awards granted to the Named Executive Officers during the fiscal year ended March 31, 2009. The compensation plans under which the grants in the following table were made are described in the Compensation Discussion and Analysis section above.

									Grant Date
									Fair Value
									of Stock
									and Option
			Estimated Future Payouts Under			Estimated Future Payouts Under			Awards
			Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards(1)			(2)(3)(4)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date		($)	($)	($)	(#)	(#)	(#)	($)
J.A. Swainson	6/10/2008	(2)				30,687	122,749	245,498	5,960,691
	6/10/2008	(3)				20,458	81,833	163,666	3,924,711
	6/10/2008	(4)	312,500	1,250,000	2,500,000

N.E. Cooper	6/10/2008	(2)				11,661	46,644	93,288	2,265,033
	6/10/2008	(3)				7,774	31,096	62,192	1,491,364
	6/10/2008	(4)	150,000	600,000	1,200,000

M.J. Christenson	6/10/2008	(2)				15,343	61,374	122,748	2,980,321
	6/10/2008	(3)				10,229	40,916	81,832	1,962,331
	6/10/2008	(4)	200,000	800,000	1,600,000

R.M. Artzt(5)	6/10/2008	(4)	175,000	700,000	1,400,000

K.V. Handal	6/10/2008	(2)				7,364	29,459	58,918	1,430,529
	6/10/2008	(3)				4,909	19,639	39,278	941,886
	6/10/2008	(4)	150,000	600,000	1,200,000

(1)	The amounts shown represent shares of our Common Stock. The following shares of restricted stock were issued early in fiscal year 2009 with respect to the fiscal year 2008 one-year and the fiscal year 2006-2008 three-year performance shares: Mr. Swainson, 169,722/83,460; Mr. Christenson, 67,889/36,790; Mr. Artzt, 67,889/50,050; Ms. Cooper 64,494/0; and Mr. Handal, 40,733/33,410. 34% of the fiscal year 2008 one-year performance share awards vested upon issuance and 33% will vest upon each of the first two anniversaries of the date of issuance, provided the executive remains employed by the Company. These shares are not reflected in the table above, because the compensation opportunity was not awarded in fiscal year 2009. The fiscal year 2006-2008 three-year performance share awards vested 100% upon issuance to the Named Executive Officers.

(2)	The amount in this row represents the one-year performance share award maximum payout set under the fiscal year 2009 LTIP by the Compensation Committee in June 2008, as described in the Compensation Discussion and Analysis, and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FAS 123(R). Related amounts disclosed in the Fiscal Year 2009 Summary Compensation Table, above, represent the fair value as of the end of the fiscal year and adjusted for estimated attainment computed in accordance with FAS 123(R). See Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2009 Form 10-K for an explanation of the methodology and assumptions used in the FAS 123(R) valuations.

(3)	The amount in this row represents the fiscal 2009-2011 three-year performance share award maximum payout set under the fiscal year 2009 LTIP by the Compensation Committee in June 2008, as described in the Compensation Discussion and Analysis, and the amounts reported in the last column represent the fair value as of the date the targets were set, computed in accordance with FAS 123(R). Related amounts disclosed in the Fiscal Year 2009 Summary Compensation Table, above, represent the fair value as of the end of the fiscal year and adjusted for estimated attainment computed in accordance with FAS 123(R). See Note 10, “Stock Plans,” in the Notes to the Consolidated Financial Statements in our 2009 Form 10-K for an explanation of the methodology and assumptions used in the FAS 123(R) valuations.

(4)	The amounts in this row represent the threshold, target and maximum payouts under the annual performance cash incentive for fiscal year 2009. Payout of the annual performance cash incentive was made early in fiscal year 2010 and is reflected in the Non-Equity Incentive Plan Compensation Column of the Fiscal Year 2009 Summary Compensation Table, above, and is discussed in the Compensation Discussion and Analysis, above.

(5)	The Committee determined Mr. Artzt’s compensation, including eligibility for equity awards, in light of his unique role as Founder and Vice Chairman of the Company. As a founder and long-standing senior executive of the Company, Mr. Artzt has accumulated a significant amount of Common Stock. As a result of his significant stock ownership, the Committee has not included Mr. Artzt in the LTIP award program since fiscal year 2008.

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards at March 31, 2009 with respect to the Named Executive Officers.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive Plan
									Incentive Plan	Awards: Market
									Awards:	or Payout
	Number of		Number of					Market Value	Number of	Value of
	Securities		Securities					of	Unearned	Unearned Shares,
	Underlying		Underlying			Number of		Shares or	Shares, Units	Units or
	Unexercised		Unexercised	Option		Shares or		Units of Stock	or Other	Other Rights
	Options		Options	Exercise	Option	Units of Stock		That Have	Rights	That Have
	Exercisable		Unexercisable	Price	Expiration	That Have		Not Vested	That Have Not	Not Vested
Name	(#)(1)		(#)(1)	($)(1)	Date(1)	Not Vested (#)		($)(2)	Vested (#)	($)(2)
J.A. Swainson	350,000			30.11	11/22/2014	21,633	(3)	380,957	57,900 (7)	1,019,619
	170,700			28.98	05/20/2015	56,008	(4)	986,301	81,833 (8)	1,441,079
	160,364		78,984	21.77	08/02/2016	58,330	(5)	1,027,191
						100,000	(6)	1,761,000

Total						235,971		4,155,449	139,733	2,460,698

N.E. Cooper	48,109		23,695	23.24	08/15/2016	6,489	(3)	114,271	22,001 (7)	387,438
						2,310		40,679	31,096 (8)	547,601
						21,283	(4)	374,794
						22,164	(5)	390,308
						16,500		290,565

Total						68,746		1,210,617	53,097	935,039

M.J. Christenson	75,100			28.98	05/20/2015	10,816	(3)	190,470	23,160 (7)	407,848
	80,182		39,492	21.77	08/02/2016	22,403	(4)	394,517	40,916 (8)	720,531
						140,000		2,465,400
						29,164	(5)	513,578

Total						202,383		3,563,965	64,076	1,128,379

R.M. Artzt	250,000			51.69	07/21/2009	10,816	(3)	190,470	23,160 (7)	407,848
	255,000			21.89	06/21/2012	22,403	(5)	394,517
	247,450	(9)		13.83	03/28/2013
	2,550	(10)		13.83	03/28/2013
	80,700			31.50	03/31/2014
	77,980	(9)		26.86	03/31/2014
	2,720	(10)		26.86	03/31/2014
	67,588			27.23	04/11/2015
	67,588			32.80	04/11/2015
	102,400			28.98	05/20/2015
	80,182		39,492	21.77	08/02/2016

Total						33,219		584,987	23,160	407,848

K.V. Handal	55,000			25.57	07/12/2014	8,653	(3)	152,379	13,896 (7)	244,709
						13,441	(4)	236,696	19,639 (8)	345,843
	72,533			27.23	04/11/2015	6,363	(5)	112,052
	6,902			32.80	04/11/2015
	68,300			28.98	05/20/2015
	64,146		31,593	21.77	08/02/2016

Total						28,457		501,127	33,535	590,552

(1)	All options and restricted stock awards were granted under our stockholder-approved incentive plans. The options vest in approximately equal installments on each of the first three anniversaries of the applicable grant date, unless otherwise noted. Options with a July 21, 2009 expiration date provided for vesting with respect to 10%, 15%, 20%, 25%, and 30% on each of the first five anniversaries of the grant date, respectively.

(2)	Represents the market value, based on the closing price of the Common Stock on March 31, 2009 ($17.61), for the following: (i) actual shares issued in fiscal year 2009, (ii) actual shares issued early in fiscal year 2010 that relate to one- and three-year performance shares for the performance cycles ending on March 31, 2009, and (iii) projected shares for performance shares for those performance cycles that have not concluded as of March 31, 2009.

(3)	Represents the unvested portion of the stock issued in fiscal year 2008 (on May 31, 2007 or June 11, 2007) with respect to the one-year performance share component of the fiscal year 2007 LTIP. This portion is scheduled to vest in fiscal year 2010.

(4)	Represents the unvested portion of the stock issued in fiscal year 2009 (on May 29, 2008 or June 10, 2008) with respect to the one-year performance share component of the fiscal year 2008 LTIP. This portion is scheduled to vest in equal installments in fiscal years 2010 and 2011.

(5)	Represents the unvested portion of the stock issued in fiscal year 2010 (on May 19, 2009) under the one-year performance share component of the fiscal year 2009 LTIP. The portion that vested upon issuance is shown below in the Fiscal Year 2009 Option Exercises and Stock Vested table.

(6)	Represents a sign-on award of 100,000 restricted stock units granted to Mr. Swainson at the commencement of his employment. These restricted stock units will vest and be paid out in shares six months after his termination of employment.

(7)	Represents the number of shares that may be issued under the three-year performance share component of the fiscal year 2008-2010 LTIP if performance shares are earned at the 74.2% level (the projected earnings level at which the Company expensed this award at fiscal year-end). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will be immediately vested on issuance early in fiscal year 2011.

(8)	Represents the number of shares that may be issued under the three-year performance share component of the fiscal year 2009-2011 LTIP if performance shares are earned at the 100% level (the projected earnings level at which the Company expensed this award at fiscal year-end). No shares have been issued under this award to date and the number of shares earned, if any, will depend on performance and the Compensation Committee’s discretion. Any shares earned will be vested immediately upon issuance early in fiscal year 2012.

(9)	Represents a non-qualified stock option granted to Mr. Artzt.

(10)	Represents an incentive stock option granted to Mr. Artzt.

Fiscal Year 2009 Option Exercises and Stock Vested

The following table presents information about each vesting of stock during fiscal year 2009 for each of the Named Executive Officers on an aggregated basis. None of the Named Executive Officers exercised stock options during fiscal year 2009.

	Stock Awards
	Number of Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)(1)	($)(2)
J.A. Swainson	234,558	4,372,935

M.J. Christenson	110,775	2,095,597

R.M. Artzt	120,680	2,381,795

N.E. Cooper	90,449	1,777,219

K.V. Handal(3)	87,689	1,665,383

(1)	Shares included in this column that relate to performance cycles that concluded in fiscal year 2009 are shown as having vested in fiscal year 2009 because they relate to performance cycles that concluded in fiscal year 2009. These shares actually vested early in fiscal year 2010, when the Compensation Committee certified the attainment of the performance goals for those performance cycles.

(2)	In fiscal year 2009, the Value Realized on Vesting for the performance share awards described in footnote (1) above was calculated using $17.61, the closing market price of the Common Stock on March 31, 2009. For the fiscal year 2009 one-year performance shares, shares of Common Stock were issued in settlement on May 19, 2009 for the Named Executive Officers, in the following numbers of shares and market values, based on the closing market price of the Common Stock ($18.05) on the date of issuance: Mr. Swainson — 30,049/$542,384; Mr. Christenson — 15,025/

$271,201; Ms. Cooper — 11,419/$206,113; and Mr. Handal — 14,847/$267,988. For the fiscal year 2007-2009 three-year performance shares, whose performance cycle concluded on March 31, 2009, unrestricted shares of Common Stock were issued in settlement on May 19, 2009 for the Named Executive Officers in the following numbers of shares and market values, based on the closing market price of the Common Stock ($18.05) on the date of issuance: Mr. Swainson — 111,894/$2,019,687, Mr. Christenson — 55,947/$1,009,843, Ms. Cooper — 33,567/$605,884, Mr. Artzt — 55,947/$1,009,843 and Mr. Handal — 44,757/$807,864.

(3)	The terms of Mr. Handal’s fiscal year 2009 one-year performance share awards, which were approved by the Compensation Committee on May 19, 2009, provide that 70% of the one-year performance shares vest upon issuance and the remainder of the shares will vest 20% and 10% on the first two anniversaries of the date of issuance, provided Mr. Handal remains employed by the Company. Mr. Handal’s vesting terms were approved by the Compensation Committee based on Mr. Handal’s satisfying a special retirement condition, i.e., his attainment at the conclusion of fiscal year 2010 of either (1) age 55 plus five years of service or (2) age 60.

Fiscal Year 2009 Non-Qualified Deferred Compensation

The following table summarizes our Named Executive Officers’ compensation under our Executive Deferred Compensation Plan, including supplemental 401(k) plan and executive deferred compensation arrangements.

In addition to the deferred compensation arrangements for Mr. Swainson and Ms. Cooper described in the table below and in the next section under “Deferred Compensation Arrangements,” we maintain a voluntary Executive Deferred Compensation Plan for certain key employees, including the Named Executive Officers. Executives are entitled to defer between 10-90% of their annual performance cash incentive and are our general creditors for all amounts payable under the plan. Once income is deferred, participants in the plan have the opportunity to index deferred amounts (on a notional basis) to various investment vehicles available under our 401(k) plan.

		Registrant	Aggregate		Aggregate
	Executive	Contributions	Earnings/Losses		Balance
	Contributions in	in Last Fiscal	in Last Fiscal	Aggregate	at Last Fiscal
	Last Fiscal Year	Year	Year	Withdrawals/	Year End
Name	($)(1)	($)(2)	($)(3)(4)	Distributions	($)(4)
J.A. Swainson	205,594	6,313	(1,223,121)	—	2,274,649

M.J. Christenson	—	14,937	649	—	28,546

R.M. Artzt	414,477	6,313	3,045	—	133,881

N.E. Cooper	—	6,313	(25,092)	—	413,784

K.V. Handal	—	6,313	322	—	14,172

(1)	These contributions reflect the 25% deferral that Mr. Swainson elected and the 90% deferral that Mr. Artzt elected in respect of their fiscal year 2009 annual performance cash incentive which were credited to their accounts when the annual performance cash incentive was paid in fiscal year 2010. These contributions were a part of Mr. Swainson’s and Mr. Artzt’s 2009 annual performance cash incentive as reported in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table for fiscal year 2009. A further description of Mr. Swainson’s deferred compensation plan and related “rabbi trust” is provided in the following section under the heading “Deferred Compensation Arrangements.”

(2)	As reflected and described above in footnote (4) of the Fiscal Year 2009 Summary Compensation Table, we made a discretionary contribution in fiscal year 2010 to the 401(k) and related 401(k) Supplemental Plans in respect of fiscal year 2009 performance and, therefore, such contribution is reflected in the table above, including in the March 31, 2009 balance. The amounts actually allocated in respect of fiscal year 2009 to the 401(k) plan were: $14,375 for each of

Messrs. Swainson and Artzt and Ms. Cooper; $5,750 for Mr. Christenson; and $12,842 for Mr. Handal. For additional information, please see “401(k) Supplemental Plans,” below.

(3)	Represents losses or earnings during fiscal year 2009 and the balance, as of March 31, 2009, under the individual deferred compensation account for Mr. Swainson, the Executive Deferred Compensation Plan, and the 401(k) Supplemental Plans. For additional information, please see “Deferred Compensation Arrangements” and “401(k) Supplemental Plans,” below.

(4)	With respect to Mr. Swainson and Ms. Cooper, the balance includes $2,835,000 and $500,000, respectively, which amounts were initially credited to their deferred compensation accounts pursuant to their employment agreements. Ms. Cooper’s balance has decreased below this amount due to notional investment losses. These amounts were previously reported as “All Other Compensation” in our Summary Compensation Table for fiscal year 2006 (for Mr. Swainson) and fiscal year 2007 (for Ms. Cooper). For additional information, please see “Deferred Compensation Arrangements; 401(k) Supplemental Plans; Employment Agreements; and Change in Control Severance Policy,” below.

Deferred Compensation Arrangements; 401(k) Supplemental Plans; Employment Agreements; and Change in Control Severance Policy

Deferred Compensation Arrangements

Deferred Compensation Plan for John Swainson.  On April 29, 2005, we entered into a deferred compensation plan and related “rabbi” trust for the benefit of Mr. Swainson. The plan and trust fulfill our obligation under Mr. Swainson’s employment agreement entered into on November 22, 2004, to provide him with the present value of certain benefits he would have received had he remained employed with his prior employer plus interest on such amount since the execution of Mr. Swainson’s employment agreement, which totaled $2,835,000. Mr. Swainson had an initial deferred compensation account balance of $2,835,000 and is entitled to allocate his account balance notionally among various investment options (generally those options available to our U.S. employees under the tax-qualified 401(k) plan) for the purpose of determining the value of his account. The plan provides for Mr. Swainson to receive in cash the lump sum value of his deferred compensation balance upon the earliest of his death, six months after his “separation from service” or a “change in control” (as each term is defined in the plan document). The trust is in the form of a so-called “rabbi trust” whose assets are subject to the claims of our creditors.

Executive Deferred Compensation Plan.  We offer to senior executives, including the Named Executive Officers, the Executive Deferred Compensation Plan, under which they may defer a portion of their annual performance cash incentive payouts. Among other things, the Executive Deferred Compensation Plan promotes our interests and the interests of our stockholders by encouraging certain key employees to remain in our employ by providing them with a means by which they may request to defer receipt of a portion of their compensation. Compensation that is deferred is credited to a participant’s account, which is indexed to one or more investment options chosen by the participant. The amount credited is adjusted for, among other things, hypothetical investment earnings, expenses and gains or losses to the investment options. The investment options generally track those options available to our U.S. employees under the tax-qualified 401(k) plan.

Pursuant to the employment agreement with Ms. Cooper, described below, we also credited a deferred compensation account established for Ms. Cooper with $500,000, under the Executive Deferred Compensation Plan, which vested on August 15, 2007, the first anniversary of her employment. Similar to other accounts maintained under the Executive Deferred Compensation Plan, Ms. Cooper’s account is indexed to one or more investment options chosen by her (from those options available to our U.S. employees under our tax-qualified 401(k) plan) for the purpose of determining the value of the account.

In accordance with the terms of the Executive Deferred Compensation Plan, a participant receives a lump sum distribution of the value of his or her deferral account after the earliest of death,

disability, six months after “separation from service,” a termination in connection with a “change in control” (as each term is defined in the plan document) or a date specified by the participant (generally 5, 10 or 15 years following the deferral), as described in the Fiscal Year 2009 Non-Qualified Deferred Compensation table, above.

401(k) Supplemental Plans

The CA, Inc. Restoration Plan and the CA, Inc. Excess Benefit Plan (the “401(k) Supplemental Plans”) are unfunded plans that were created for the purpose of benefiting participants in our tax-qualified 401(k) plan who are unable to receive a full allocation of employer contributions due to limitations imposed under the applicable tax rules. Pursuant to each of these plans, we set up an account that is credited with an amount, if any, that would have been credited to the participant’s 401(k) plan account absent those tax limitations. In addition, we credited these accounts with an interest-equivalent amount equal to the interest that would have been earned if the accounts had been invested in the money market fund investment alternative under our tax-qualified 401(k) plan. The amounts credited to the accounts under the 401(k) Supplemental Plan vest in accordance with the same schedule that employer contributions vest under the tax-qualified 401(k) plan, except that upon termination of the plan or a change in control of the Company, the accounts become fully vested. Following a termination of employment, the vested portion of the accounts are distributed in the form of a lump sum. The 401(k) Supplemental Plans were amended during fiscal year 2009 to preserve deferred compensation treatment consistent with Section 409A of the Internal Revenue Code.

Employment Agreements

Below are summaries of the written employment agreements for Messrs. Swainson and Christenson and Ms. Cooper. Neither Mr. Artzt nor Mr. Handal has an employment agreement with the Company.

We also note that each of our employees, including the Named Executive Officers, has signed a confidentiality agreement (that we refer to as our “Employment and Confidentiality Agreement”) that, among other things, generally prohibits the employees from competing and soliciting employees and customers from the Company for one year following a termination of employment.

Our employment agreements with our Named Executive Officers generally contain similar definitions for “good reason” and “cause.” “Good reason” is generally defined as (1) any material and adverse change in the Named Executive Officer’s authorities, responsibilities or reporting relationships, (2) any material reduction by the Company of the Named Executive Officer’s base salary or target incentive compensation or (3) any material breach by the Company of the Named Executive Officer’s employment agreement. “Cause” is generally defined as (1) willful failure to perform duties, (2) conduct that materially harms the reputation or financial position of the Company, (3) conviction of, or plea of guilty or nolo contendere to, a felony or (4) the commission of any other crime involving dishonesty, breach of fiduciary duties, or failure to cooperate with the Company in any investigation, or impeding any investigation.

In December 2008, the abovementioned employment agreements were amended to preserve deferred compensation treatment consistent with Section 409A of the Internal Revenue Code.

John A. Swainson (Chief Executive Officer)

Mr. Swainson’s employment agreement with the Company, dated November 22, 2004, has an initial term of five years. Thereafter, on each anniversary, the agreement will automatically extend for one year unless either the Company or Mr. Swainson gives at least 90 days’ notice of non-extension.

Under the initial terms of his employment agreement, Mr. Swainson was named our President, and was subsequently named Chief Executive Officer in February 2005. In February 2008,

Mr. Swainson’s employment agreement was amended to remove his title as President and waive Mr. Swainson’s right to trigger “good reason” in connection with his change in title. No other material terms were amended to Mr. Swainson’s employment agreement.

Mr. Swainson’s employment agreement provides for compensation approved annually by the Company, including (i) an initial annual base salary of $1,000,000; (ii) an initial annual performance cash incentive target of at least 100% of his annual base salary with an initial maximum level of 200% of his annual base salary; (iii) a target LTIP award with an initial minimum of 2.5 times his annual base salary and an initial maximum target of 3.75 times his annual base salary. For fiscal year 2009, Mr. Swainson’s target annual performance cash incentive was $1,250,000 and his target LTIP was $5,000,000. Details regarding those programs and payouts to Mr. Swainson are set forth above in the Compensation Discussion and Analysis, the Fiscal Year 2009 Summary Compensation Table and the Fiscal Year 2009 Grants of Plan-Based Awards table, above.

In addition, under his employment agreement, Mr. Swainson was granted (i) a sign on stock option grant for 350,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant and a 10-year term, vesting approximately one third per year beginning one year after the date of grant; (ii) an initial restricted stock grant of 100,000 shares of Common Stock vesting approximately one third per year beginning one year after the date of grant; (iii) a cash sign-on bonus of $2,500,000; and (iv) restricted stock units with respect to 100,000 shares of Common Stock, which include dividend equivalent rights on the underlying shares based on dividends paid to stockholders, with the shares to be delivered six months after Mr. Swainson’s employment terminates for any reason.

Pursuant to his employment agreement, Mr. Swainson is eligible to participate in all employee benefit and welfare plans on a basis that is at least as favorable as other senior employees. Initially Mr. Swainson’s employment agreement provided him with a relocation benefit, which was later amended to provide for a local corporate housing benefit, whose value is imputed as income to Mr. Swainson. In respect of certain benefits he would have received had he remained employed with his prior employer, the Company credited to a deferred compensation account and deposited $2,835,000 into a “rabbi trust” (as described above under “Deferred Compensation Arrangements”).

Mr. Swainson’s employment agreement also provides that if Mr. Swainson’s employment is terminated by the Company without “cause” or by Mr. Swainson for “good reason” (as those terms are defined in his agreement) prior to the expiration of the term, he will (i) receive, a lump-sum severance payment equivalent to two years’ current salary and average annual performance cash incentives earned over the three most recently completed fiscal years, (ii) receive a lump-sum payment equal to 18 months’ COBRA continuation coverage, and (iii) have accelerated vesting of his outstanding equity awards that would have vested, absent the end of employment, during the 24-month period following termination. If we choose not to extend Mr. Swainson’s agreement at the end of its term, Mr. Swainson will (i) receive a lump-sum payment equal to one year’s salary, (ii) receive a lump-sum payment equal to 12 months’ COBRA continuation coverage, and (iii) have accelerated vesting of his outstanding equity awards that would have vested, absent termination of employment, during the 12-month period following termination, subject to his execution and delivery of a valid and effective release and waiver. Mr. Swainson is subject to standard non-compete and non-solicitation covenants during, and for the twelve-month period following, his employment with us.

Mr. Swainson is also a participant in our Change in Control Severance Policy and is entitled to a lump-sum severance payment equal to 2.99 times his annual base salary and annual performance cash incentive target, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

We will also indemnify and hold Mr. Swainson harmless for acts and omissions in connection with Mr. Swainson’s employment to the maximum extent permitted under applicable law.

Michael J. Christenson (President and Chief Operating Officer)

Mr. Christenson entered into a new employment agreement with the Company on May 31, 2007, which will initially expire in May 31, 2010. On each anniversary of that date, the agreement will automatically extend for one year unless either the Company or Mr. Christenson gives at least 60 days’ notice of non-extension. Under the employment agreement, Mr. Christenson was appointed the Executive Vice President and Chief Operating Officer. In February 2008, Mr. Christenson’s employment agreement was amended appointing Mr. Christenson President of the Company. No other material terms of Mr. Christenson’s employment agreement were amended.

Mr. Christenson’s employment agreement provides for compensation approved annually by the Company, including (i) an initial annual base salary of $800,000; (ii) an initial annual performance cash incentive target equal to $800,000; (iii) an initial target LTIP award equal to $2,000,000. For fiscal year 2009, Mr. Christenson’s target annual performance cash incentive was $800,000 and his target LTIP award was $2,500,000. Details regarding those programs and payouts to Mr. Christenson are set forth above in the Compensation Discussion and Analysis, the Fiscal Year 2009 Summary Compensation Table and the Fiscal Year 2009 Grants of Plan-Based Awards table, above.

In addition, Mr. Christenson was granted a restricted stock award of 140,000 restricted shares of Common Stock, whose restrictions lapse on the second anniversary of the grant date provided Mr. Christenson remains employed through the second anniversary of employment.

Pursuant to his agreement, Mr. Christenson is also eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to other senior employees.

Mr. Christenson is also a participant in our Change in Control Severance Policy and is entitled to a lump-sum severance payment equal to 2.99 times his annual base salary and annual performance cash incentive target, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

If Mr. Christenson resigns for “good reason” or is terminated by us other than for “cause,” (as generally defined above) other than on account of death or “disability” (as defined in the agreement), subject to Mr. Christenson’s execution and delivery of a release and waiver, we will pay him a lump-sum payment equal to his base salary and a pro-rated portion of his target amount under the annual performance cash incentive.

Nancy E. Cooper (Executive Vice President and Chief Financial Officer)

On August 1, 2006, we entered into an employment agreement with Ms. Cooper. Under this agreement, Ms. Cooper was designated as our Executive Vice President and Chief Financial Officer, effective on August 15, 2006. The initial term of employment ends on August 31, 2009. On each anniversary of that date, the agreement will automatically extend for one year, unless either the Company or Ms. Cooper gives at least 60 days’ advance written notice of non-extension.

Ms. Cooper’s employment agreement provides for (i) an initial annual base salary of $500,000, (ii) an initial annual performance cash incentive target equal to $500,000, and (iii) an initial target LTIP award equal to $1,500,000. For fiscal 2009, Ms. Cooper’s target annual performance cash incentive was $600,000 and her target LTIP award was $1,900,000. Under the terms of the employment agreement, Ms. Cooper received a $250,000 sign-on bonus. Details regarding those programs and payouts to Ms. Cooper are set forth above in the Compensation Discussion and Analysis, the Fiscal Year 2009 Summary Compensation Table and the Fiscal Year 2009 Grants of Plan-Based Awards table, above.

Ms. Cooper also received a one-time sign-on grant of 50,000 restricted shares at the commencement of her employment. The restrictions on these shares lapse in three approximately equal annual installments starting on the first anniversary of the date of the grant. Additionally, to compensate Ms. Cooper for certain retirement benefits that she was forfeiting with her prior employer, we agreed to notionally credit $500,000 to a deferred compensation account maintained by us for Ms. Cooper’s benefit. See details under “Deferred Compensation Arrangements” below. Ms. Cooper vested in this deferred compensation account on the first anniversary of her employment.

Ms. Cooper is eligible to participate in all retirement, welfare and benefit plans and perquisites generally made available to our other senior employees. She was also provided with corporate housing for 12 months following the start of her employment.

If Ms. Cooper resigns for “good reason” or is terminated by us without “cause,” (as generally defined above) other than on account of death or “disability” (as defined in her employment agreement), subject to her execution and delivery of a valid and effective release and waiver, we will pay her a lump sum cash amount equal to her annual base salary.

Additionally, Ms. Cooper is a participant in our Change in Control Severance Policy, and is entitled to a lump-sum severance payment equal to 2.99 times her annual base salary and annual performance cash incentive target and certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such policy) following a change in control of the Company.

Kenneth V. Handal (Former Executive Vice President, Global Risk & Compliance, and Corporate Secretary)

In August 2008, Mr. Handal’s employment agreement with the Company expired and Mr. Handal remained employed as an at-will employee of the Company. In March 2009, Mr. Handal announced his retirement from the Company, effective August 31, 2009. Effective April 1, 2009, Mr. Handal ceased to be an executive officer of the Company and his title became Executive Vice President, Office of the Chief Executive Officer. Mr. Handal is not a participant in the Company’s fiscal year 2010 annual performance incentive and long-term incentive plans. The Company expects that Mr. Handal will receive a discretionary cash payment of up to $550,000 upon his retirement, largely reflecting his performance during the transitional period from April 1 to August 31, 2009.

Change in Control Severance Policy

We maintain a Change in Control Severance Policy, which was approved by the Board in October 2004 and subsequently amended by the Board in September 2008 to preserve deferred compensation treatment consistent with Section 409A of the Internal Revenue Code. This policy covers such senior executives as the Board of Directors may designate from time to time, including the Named Executive Officers discussed below.

The Policy provides for certain payments and benefits in the event that, following a change in control or potential change in control of the Company, a covered executive’s employment is terminated either without “cause” by the Company or for “good reason” by the executive. The amount of the severance payment would range from 1.00 to 2.99 times an executive’s annual base salary and bonus (“bonus” is generally defined under the Policy as the higher of the target annual performance cash incentive for the fiscal year in which the termination occurs or the average annual performance cash incentives earned during the last three completed fiscal years of the Company immediately preceding the date of termination) as determined from time to time by the Board of Directors. Messrs. Swainson and Christenson and Ms. Cooper, would be entitled, no later than 60 days following such termination of employment, to cash severance payments equal to 2.99 times their respective annual base salaries and bonuses. Mr. Artzt and Mr. Handal are not covered by the Policy.

The Policy also provides the following additional benefits: (a) pro-rated target bonus payments for the year of termination, (b) a payment equal to the cost of 18 months’ continued health coverage, (c) one year of outplacement services, (d) if applicable, certain relocation expenses, and (e) payments to make the executive whole with respect to excise taxes under Section 280G of the Internal Revenue Code

(“Section 280G”). To the extent payment under the Policy would give rise to an excess parachute excise tax, the Policy provides that the payment will be reduced to an amount that would not give rise to an excise tax under Section 280G, provided that the reduction will not be more than 10%. If a reduction of greater than 10% would be required such that the payment would not give rise to an excise tax, no reduction will be required and we will gross up the executive to keep the executive whole.

Under the Policy, a “change in control” would include, among other things, each of the following events: (a) the acquisition of 35% or more of our voting power; (b) a change in a majority of the incumbent members of our Board of Directors; (c) the sale of all or substantially all our assets; (d) the consummation of certain mergers or other business combinations; and (e) stockholder approval of a plan of liquidation or dissolution.

Estimated Payments in the Event of Termination of Employment or Following a Change in Control

Upon certain types of terminations of employment not related to a change in control of the Company, severance benefits may be paid to the Named Executive Officers. With regard to Messrs. Swainson and Christenson and Ms. Cooper, severance in certain situations is provided in their employment agreements. See discussion under “Employment Agreements” in the “Deferred Compensation Arrangements; 401(k) Supplemental Plans; Employment Agreements; and Change in Control Severance Policy” section, above.

Neither Mr. Artzt nor Mr. Handal has an employment agreement with the Company. Absent any special arrangements approved by the Compensation Committee, Mr. Artzt and Mr. Handal would be eligible for severance under our U.S. broad-based discretionary severance policy up to the maximum of 52 weeks of base salary.

As described above, we maintain a Change in Control Severance Policy that is intended to provide for continuity of management in the event of a change in control and to provide that covered executive officers could be entitled to certain severance benefits. In addition, pursuant to the equity incentive plans under which equity-based awards are granted — such as options, restricted stock and restricted stock units — those equity-based awards generally vest upon a change in control. As a condition to receiving a payment under the Change in Control Severance Policy, an executive must sign a separation and release agreement that, among other things, requires the executive to acknowledge that their Employment and Confidentiality Agreement (described in the previous section under “Employment Agreements”), including with respect to non-competition and non-solicitation provisions, continues to be in full force and effect.

The following table shows potential payments to our Named Executive Officers under existing agreements, plans or arrangements, for various scenarios involving a change in control or termination of employment, assuming a March 31, 2009 termination date and using the closing price of the Common Stock on March 31, 2009 of $17.61.

Estimated Payments in the Event of Termination of Employment
or Following a Change in Control

				Certain
			Termination Without	Terminations
			Cause / Resignation	Following a
	Termination	Termination Due	for Good Reason	Change in
Name	Due to Death(2)	To Disability(2)	(3)(4)(5)	Control(5)(6)
J.A. Swainson
Cash Severance(1)	—	—	$4,354,962	$5,536,227
Interrupted Performance Cycles	$1,250,000	$1,250,000	$1,250,000	$1,250,000
Acceleration of Unvested Equity	$5,371,223	$5,355,235	$7,327,837	$7,343,824
Other Benefits	$19,112	$19,112	$19,112	$29,112

Total Payments	$6,640,335	$6,624,348	$12,951,911	$14,159,163

N.E. Cooper
Cash Severance	—	—	$600,000	$3,588,000
Interrupted Performance Cycles	—	—	—	$600,000
Acceleration of Unvested Equity	$2,976,731	$2,970,656	$1,775,553	$2,976,731
Other Benefits	—	—	—	$2,258,201

Total Payments	$2,976,731	$2,970,656	$2,375,553	$9,422,932

M.J. Christenson
Cash Severance	—	—	$800,000	$4,784,000
Interrupted Performance Cycles	—	—	$800,000	$800,000
Acceleration of Unvested Equity	$5,848,414	$5,841,203	$2,396,297	$5,848,414
Other Benefits	—	—	—	$3,604,120

Total Payments	$5,848,414	$5,841,203	$3,996,297	$15,036,534

R.M. Artzt
Cash Severance	—	—	$750,000 (7)	$750,000
Interrupted Performance Cycles	—	—	—	$700,000
Acceleration of Unvested Equity	$2,062,480	$2,059,349	$1,079,843	$2,062,480
Other Benefits	—	—	—	—

Total Payments	$2,062,480	$2,059,349	$1,829,843	$3,512,480

K.V. Handal(8)
Cash Severance	—	—	$500,000 (7)	$1,100,000
Interrupted Performance Cycles	—	—	—	$600,000
Acceleration of Unvested Equity	$2,052,727	$2,048,890	$1,423,096	$2,052,727
Other Benefits	—	—	—	$23,207

Total Payments	$2,052,727	$2,048,890	$1,923,096	$3,775,934

(1)	Pursuant to the terms of Mr. Swainson’s employment agreement, he is entitled to an amount equal to no less than his target annual performance cash incentive for the fiscal year in which a termination occurs, which for fiscal year 2009 was $1,250,000.

(2)	Upon termination due to an executive’s death or disability, stock options become immediately exercisable and can be exercised within one year of such death or disability, but not later than the normal expiration date of the option. Restricted stock awards that have not vested immediately vest upon death or disability. This column includes the intrinsic value (i.e., the value based upon our stock price, and in the case of options, less the exercise price) of equity awards that would become exercisable or vested if the Named Executive Officer had died or become disabled as of March 31, 2009. With regard to the three-year performance component of the LTIP described above, promptly after death, the executive’s estate would receive a pro-rated portion of the target share award based on the portion of the performance cycle that lapsed prior to the death. In the event of a disability, the executive would be eligible to receive a pro-rated number of shares based on the actual results after the end of the performance cycle, based on the portion of the performance cycle that lapsed prior to the disability. For purposes of this calculation, we determined the value of the pro-rated amount of the outstanding performance awards under the fiscal year 2007, 2008 and 2009 LTIPs using the closing market price of the Common Stock ($17.61) on March 31, 2009 based achievement of “target” performance under those awards.

(3)	Assuming a March 31, 2009 termination date, Messrs. Swainson and Christenson and Ms. Cooper would be entitled to the following cash severance payments upon termination without “cause” or resignation for “good reason” (as defined in their respective employment agreements); Mr. Swainson is entitled to two times his annual base salary and annual performance cash incentive, payable over 24 months; Mr. Christenson is entitled to one times his annual base salary and pro-rated annual performance cash incentive, payable in a lump sum; and Ms. Cooper is entitled to one times her annual base salary, payable in a lump sum.

(4)	With regard to the three-year performance share component of the fiscal year 2007-2009, 2008-2010 and 2009-2011 LTIPs, the Compensation Committee reserves discretion, in the event of a termination without “cause,” to pay a pro-rata portion of any award the executive would have received had the executive remained employed through the payment date. Eligibility and amount would be determined at the conclusion of the applicable performance cycle. Depending on the achievement of the established performance criteria, the amount payable would range from zero to 200% of the target amount shown in the Estimated Future Payouts Under Equity Incentive Plan Awards column of the Fiscal Year 2009 Grants of Plan-Based Awards table, above. The estimated payments in this column assume that any pro-rated LTIP awards would be paid at target. See also description of the LTIP and the three-year performance share component in the Compensation Discussion and Analysis.

(5)	This amount includes a payment to assist with premiums for post-termination medical coverage for Mr. Swainson and his family pursuant to Mr. Swainson’s employment agreement.

(6)	Represents cash payment and value of benefits payable upon a termination without “cause” or resignation for “good reason” within the two-year period following a change in control, under our Change in Control Severance Policy (described above). Messrs. Swainson and Christenson and Ms. Cooper are entitled to 2.99 times their annual base salaries and annual performance cash incentive. In addition, this calculation includes (i) the payment of the fiscal year 2009 annual performance cash incentive, assuming achievement of target levels, payable in a lump sum, (ii) the value of the accelerated vesting of each executive’s equity calculated as described in footnote (2) above, (iii) the value of one year of outplacement services, (iv) an amount equal to 18 months of COBRA premium payments (paid in a lump sum), and (v) an estimated gross-up amount for Mr. Christenson and Ms. Cooper (of approximately $3,576,431 and $2,229,089, respectively) to make them whole with respect to certain excise taxes. With regard to outstanding equity, our 2002 Incentive Plan and 2007 Incentive Plan, pursuant to which, respectively, options and restricted stock are currently outstanding, provide for the immediate acceleration of such awards upon a change in control. Under our 1991 Stock Incentive Plan, pursuant to which we granted options prior to 2001, options vest upon a termination without “cause” or resignation for “good reason” within one year of a change in control. The calculations for Mr. Swainson for fiscal year 2009 do not include an Internal Revenue Code Section 280G gross-up due to the fact that under the terms of the Change in Control Severance Policy a payment is not subject to excise tax if the payment were reduced by 10%, therefore, the payment is reduced to the maximum amount that could be paid without giving rise to the excise tax. For the calculations as of March 31, 2009, Mr. Swainson fell into this category this year and, therefore, no tax gross-up would be required for him.

(7)	Neither Mr. Artzt nor Mr. Handal has an employment agreement. Absent any special arrangements approved by the Compensation Committee or the Board of Directors for an executive officer, each would be eligible for severance under our U.S. broad-based discretionary severance policy, which is capped at 52 weeks of salary. For purposes of this calculation, we assume payment of severance equal to one times annual base salary. The actual amount paid for an executive officer, however, will be at the discretion of the Compensation Committee.

(8)	Mr. Handal served as Executive Vice President, Global Risk and Compliance and Corporate Secretary until March 31, 2009 and has announced his retirement from the Company effective August 31, 2009. Effective April 1, 2009, Mr. Handal ceased to be an executive officer and his title became Executive Vice President, Office of the Chief Executive Officer. Mr. Handal ceased to be covered under the Change in Control Severance Policy on May 19, 2009.

In addition to the payments summarized above, upon any termination of employment (including the scenarios described above, or a termination for cause or resignation without good reason), whether or not in connection with a change in control, the Named Executive Officers would be entitled to the balance of their vested accounts under our tax-qualified 401(k) plan, the 401(k) Supplemental Plans and the deferred compensation arrangements and vested equity, in accordance with their terms. Without regard to vesting, the balances of these accounts for the Named Executive Officers as of March 31, 2009 (except for the 401(k) plan) are disclosed in the last column of the Fiscal Year 2009 Non-Qualified Deferred Compensation table, above.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes share and exercise price information about our equity compensation plans as of March 31, 2009. All of our equity compensation plans pursuant to which grants are being made have been approved by our stockholders. Our 2007 Incentive Plan was approved by stockholders in August 2007; and all equity awards to employees after the date of stockholder approval will be granted under the 2007 Incentive Plan; however, awards already granted under the 2002 Incentive Plan, including awards for which performance targets have been established under that plan, will remain outstanding and be satisfied under the 2002 Incentive Plan. Payment of fees to non-executive directors will continue to be paid under the 2003 Compensation Plan for Non-Employee Directors.

Equity Compensation Plan Information

Number of Securities
Remaining Available
		Weighted Average	for Future Issuance
	Number of Securities	Exercise Price of	Under Equity
	Issuable Upon	Outstanding	Compensation Plans
	Exercise of	Options, Warrants	(Excluding Securities
	Outstanding Options,	and Rights	Reflected
Plan Category	Warrants and Rights	($)(1)	in the First Column)
Equity compensation plans approved by security holders	18,319,878 (2)	$27.21	70,794,973 (3)

Equity compensation plans not approved by security holders	—	—	—

Total	18,319,878	$27.21	70,794,973

(1)	The calculation of the weighted average exercise price does not include the outstanding deferred stock units, restricted stock units, performance-based awards/targets and stock units reflected in the first column.

(2)	Includes all stock options outstanding under the 1993 Stock Option Plan for Non-Employee Directors, 2002 Compensation Plan for Non-Employee Directors, 2001 Stock Option Plan, 2002 Incentive Plan and 2007 Incentive Plan, all restricted stock units outstanding under the 2002 Incentive Plan and the 2007 Incentive Plan, all deferred stock units outstanding under the 1996 Deferred Stock Plan for Non-Employee Directors, 2002 Compensation Plan for Non-Employee Directors, and the 2003 Compensation Plan for Non-Employee Directors and the stock units outstanding under the 1998 Incentive Award Plan. Although shares were not awarded as of March 31, 2009 for the performance-based targets set under the fiscal year 2007, 2008 and 2009

LTIP programs (see description of the LTIP in the “Compensation Discussion and Analysis” section above), we have assumed the following for purposes of this table: with regard to (i) the three-year performance components of the fiscal year 2008-2010 and 2009-2011 LTIPs (for which the performance cycles will end after fiscal years 2010 and 2011, respectively), we have assumed a payout at the maximum level and note that payouts under these arrangements could range from 0-200% of target at the end of the applicable performance cycle, depending on performance; and (ii) the one-year performance component of the fiscal year 2009 LTIP and the three-year component of the fiscal year 2007-2009 LTIP, the actual grants occurred in fiscal year 2009 (as indicated in the Outstanding Equity Awards at 2009 Fiscal Year End table, above) and we have reflected the actual number of shares awarded with respect to this component in this column. This also includes 471,803 options with a weighted average exercise price of $20.28 assumed by us in connection with acquisitions. No additional options or rights will be granted under these assumed equity rights plans.

(3)	Consists of 19,754,899 shares available for issuance under our Year 2000 Employee Stock Purchase Plan, 24,812,788 shares available under the 2002 Incentive Plan, 25,742,169 shares under the 2007 Incentive Plan and 485,117 shares available under the 2003 Compensation Plan for Non-Employee Directors.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

KPMG LLP has been the Company’s independent registered public accountants (independent auditor) since the fiscal year ended March 31, 2000 and has been appointed by the Audit Committee to serve in that capacity for the fiscal year ending March 31, 2010, subject to ratification by our stockholders. Our agreement with KPMG LLP contains procedures for the resolution of disputes between us and KPMG LLP. These procedures provide for the submission of a dispute to mediation if requested by us or if we agree to KPMG LLP’s request for mediation. If we do not agree to KPMG LLP’s request for mediation, if a dispute is not resolved by mediation within 90 days of the commencement of the mediation (or by the end of a longer period if agreed to by the parties) or if one of the parties declares that mediation is inappropriate to resolve the dispute, the agreement provides that arbitration will be used to resolve the dispute. In such an arbitration, the agreement provides that the panel of arbitrators will have no power to award non-monetary or equitable relief. The agreement provides that damages that are punitive in nature, or that are not measured by the prevailing party’s actual damages, will not be available in arbitration or any other forum. The agreement provides that all aspects of such an arbitration shall be treated as confidential.

Although our By-laws do not require the submission of the selection of our independent registered public accountants to our stockholders for approval or ratification, the Audit Committee considers it desirable to obtain the views of the stockholders on that appointment. If our stockholders fail to ratify the appointment of KPMG LLP, the Audit Committee may reconsider its selection of the firm as our independent registered public accountants for the fiscal year ending March 31, 2010.

A representative of KPMG LLP will be present at the meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS (PROPOSAL 2).

Audit and Other Fees Paid to KPMG LLP

The fees billed by KPMG LLP for professional services rendered for the fiscal years ended March 31, 2009 and March 31, 2008 are reflected in the following table:

Fee Category	Fiscal Year 2009 Fees	Fiscal Year 2008 Fees
Audit Fees	$12,991,000	$15,304,900

Audit-Related Fees	145,000	62,900

Tax Fees	500,000	18,500

All Other Fees	—	—

Total Fees	$13,636,000	$15,386,300

Audit Fees

Audit fees relate to: audit work performed in connection with the audit of our financial statements for the fiscal years ended March 31, 2009 and 2008 included in our Annual Reports on Form 10-K; the audit of the effectiveness of our internal control over financial reporting for the fiscal years ended March 31, 2009 and 2008; the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years ended March 31, 2009 and 2008; as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters to underwriters and lenders, statutory audits of foreign subsidiaries, consent letters, SEC filings and comment letters, and discussions surrounding the proper application of financial accounting and reporting standards.

Audit-Related Fees

Audit-related fees are for assurance and related services that are traditionally performed by the independent auditor, including employee benefit plan audits and special procedures required to meet certain regulatory requirements. The audit-related fees for fiscal year 2009 reflect services in connection with employee benefit plan audits ($53,000) and an engagement under Statement on Auditing Standards (SAS) No. 70, Service Organizations ($87,000). The audit-related fees for fiscal year 2008 primarily reflect services in connection with audit procedures related to employee benefit plan audits ($53,000) and issuance of an attestation report with respect to a foreign compliance matter ($6,900).

Tax Fees

Tax fees reflect all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including assisting with tax planning; supporting other tax-related regulatory requirements; and assisting with tax compliance and reporting matters. The tax fees for fiscal year 2009 reflect services in connection with international and U.S. tax compliance matters and the preparation of US income tax forms. The tax fees for fiscal year 2008 reflect services assisting the Company in preparation of foreign tax returns.

All Other Fees

All other fees represent fees for miscellaneous services other than those described above, of which there were none in fiscal year 2009 and none in fiscal year 2008.

The Audit Committee has concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of KPMG LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures requiring Audit Committee pre-approval of the performance of all audit, audit-related and non-audit services (including tax services) by our independent registered public accountants. The Audit Committee may consult with management in determining which services are to be performed, but may not delegate to management the authority to make these determinations. The Committee has also delegated to its Chairman the authority to pre-approve the performance of audit, audit-related and non-audit services by our independent registered public accountants (provided that tax services may be pre-approved only up to $100,000), if such approval is necessary or desirable in between meetings, provided that the Chairman must advise the Committee no later than its next scheduled meeting.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements and internal controls for the fiscal year ended March 31, 2009 with management.

The Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP its independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2009 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Raymond J. Bromark, Chair
Robert E. La Blanc
Arthur F. Weinbach
Ron Zambonini

PROPOSAL 3 — STOCKHOLDER PROPOSAL

AFSCME Employees Pension Plan, 1625 L Street, N.W., Washington, DC 20036-5687, has informed us that it is the beneficial owner of 31,603 shares of our Common Stock and that it intends to introduce the following resolution at the Annual Meeting:

RESOLVED, that stockholders of CA, Inc., urge the Compensation Committee (“Committee”) to make the following changes to the Annual Performance Bonus Plan (“APBP”) as applied to senior executives, in order to promote a longer-term perspective:

1. An award to a senior executive under the APBP (a “Bonus”) that is based on one or more financial measurements (each, a “Financial Metric”) whose performance measurement period (“PMP”) is one year or shorter shall not be paid in full for a period of three years (the “Deferral Period”) following the end of the PMP;

2. The Committee shall develop a methodology for (a) determining what proportion of a Bonus should be paid immediately, (b) adjusting the remainder of the Bonus over the Deferral Period and (c) paying out the remainder of the Bonus, adjusted if required, during and at the end of the Deferral Period; and

3. The adjustment described in 2(b) should not require achievement of new performance goals but should focus on the quality and sustainability of performance on the Financial Metric(s) during the Deferral Period.

The policy should be implemented in a way that does not violate any existing contractual obligation of CA or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT

As long-term stockholders, we support compensation policies that promote the creation of sustainable value. We are concerned that short-term incentive plans, if not designed with effective safeguards, can encourage senior executives to manage for the short-term and take on excessive risk. The current financial crisis provides stark example of what can happen when executives are rewarded for short-term financial performance without any effort to ensure that the performance is sustainable.

The 2008 bonus awards for the named executive officers as a multiple of base salary ranged from 1.6 to 2.15 times salary. For 2008, the Committee approved performance criteria of operating income, total revenue and customer satisfaction for fiscal year ending March 31, 2008, resulting in awards of 172.2% of the target.

Accordingly, this proposal urges that the APBP be changed to encourage a longer-term orientation on the part of senior executives. Specifically, the proposal asks that the Committee develop a system for holding back some portion of each bonus based on short-term financial metrics for a period of three years and adjusting the unpaid portion to account for performance during that period. The proposal gives the Committee discretion to set the terms and mechanics of this process.

In November 2008, UBS AG announced that it would adopt a variable compensation system similar to the one suggested in this proposal. In explaining why it made the change, UBS stated that the new program “should bring about a cultural shift in the company. Those who are rewarded will be those who deliver good results over several years without assuming unnecessarily high risk.” (Press release dated Nov. 17, 2008)

We urge stockholders to vote FOR this proposal.

OUR BOARD OF DIRECTORS URGES STOCKHOLDERS TO VOTE AGAINST THE STOCKHOLDER PROPOSAL.

BOARD OF DIRECTORS’ RESPONSE TO THE STOCKHOLDER PROPOSAL

The Board of Directors believes that the Company’s total executive incentive compensation program already does substantially what the stockholder proposal seeks. The substance of the stockholder proposal recommends that a portion of annual incentive compensation be deferred in order to encourage a management focus on long-term performance.

Our total executive compensation program already encourages a longer-term perspective by:

•	paying a competitive portion of total incentive compensation in cash for the achievement of annual performance goals, and

•	paying a substantial portion of total incentive compensation in the form of equity (including restricted stock) and deferring the vesting of a significant portion that stock after the performance goals have been attained.

The following table compares the apparent philosophy behind the stockholder proposal with the design of our current incentive compensation plan, and demonstrates that adoption of the stockholder proposal is not necessary or desirable.

The stockholder proposal’s
apparent philosophy	Our incentive compensation plan design
A portion of incentive compensation based on a performance measurement period of one year or less should be paid on a deferred basis, after the completion of the performance measurement period.	Our total incentive compensation plan includes two elements that are based on a performance measurement period:
•   A portion of our executive management’s incentive compensation that is based on an annual performance measurement period is paid promptly after the attainment of the performance goals: i.e., the annual performance cash incentive, which is paid in cash promptly after the completion of the performance measurement period.
•   A portion of our executive management’s incentive compensation that is based on annual performance is paid on a deferred basis: i.e., one-year performance shares, which are settled as follows:
•   34% in stock promptly after the completion of the performance measurement period, and
•   66% in stock that does not vest until each of the first two anniversaries of the grant date.
For additional information, please see “Compensation Discussion and Analysis — Determination of Fiscal Year 2009 Compensation — Elements of Compensation,” above.

The stockholder proposal’s
apparent philosophy	Our incentive compensation plan design
The Compensation Committee should have discretion at the end of the deferral period to adjust the payout of the deferred portion of annual incentive compensation after a review of the quality and sustainability of performance on the financial metrics on which the annual incentive compensation was based.
Any lack of sustainability of performance should be reflected in the Company’s stock price, which automatically reduces the value of the equity that executive management received in settlement of the one-year performance shares.
In addition, our Compensation Committee may exercise discretion to adjust the payout of the annual performance bonus and the one-year performance shares for any reason, including the results of the Committee’s review of the basis on which the performance goals were achieved. This review includes an examination of, among other things, the quality and long-term strategic alignment of the performance underlying the attainment of the performance goals, as well as the long-term risks associated with the manner in which the performance goals were attained. Our Compensation Committee has previously exercised their discretion to reduce incentive compensation with respect to fiscal 2006 incentive compensation. For additional information, please see “Compensation Discussion and Analysis — Determination of Fiscal Year 2009 Compensation — Performance-Based Compensation-Annual and Long-Term Incentives,” above.
Also, the Compensation Committee may exercise discretion to claw back compensation in the case of a substantial restatement of our financial statements. For additional information, please see “Compensation Discussion and Analysis — Other Important Compensation Policies Affecting Named Executive Officers — Policy on Adjustment or Recovery of Compensation,” above.

The stockholder proposal’s
apparent philosophy	Our incentive compensation plan design
The deferral of a portion of annual incentive compensation should encourage a longer-term orientation on the part of senior executives.	Our total incentive compensation plan design encourages a longer-term focus by executive management by:
• Paying a substantial portion of target total incentive compensation opportunity (up to approximately 72%) in Common Stock, including the one-year performance shares and three-year performance shares. Three-year performance shares require the attainment of performance goals over a three-year period, and are settled 100% in Common Stock upon the attainment of those goals. For additional information, please see “Compensation Discussion and Analysis — Determination of Fiscal Year 2009 Compensation — Elements of Compensation,” above.

•   Requiring executive management to accumulate and retain a substantial investment in the Company’s stock. For additional information, please see “Compensation Discussion and Analysis — Other Important Compensation Policies Affecting Named Executive Officers — Executive Stock Ownership Guidelines,” above.
Stock payment and retention requirements align our executives’ interests with the long-term interests of all stockholders.

AFSCME Employees Pension Plan has submitted a similar stockholder proposal apparently only to companies in the financial services industry. Our Compensation Committee believes that the Company’s total incentive compensation design is significantly different from, and more conservative than, the compensation model that was recently prevalent in the financial services industry, which is considered to have contributed to excessive risk taking and the current financial crisis. Our Compensation Committee believes that our Company’s payment of a substantial portion of an executive’s incentive compensation in equity and the deferral of a portion of that compensation through vesting requirements, combined with stock ownership guidelines and the Compensation Committee’s discretion to reduce any incentive compensation award for any reason, strike the appropriate balance for the Company and adequately encourages a longer-term perspective and provides a disincentive against excessive risk-taking. The Board of Directors believes that the Company’s incentive compensation program appropriately aligns the interests of management with the long-term interests of stockholders.

Accordingly, the Board of Directors recommends that stockholders vote AGAINST Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL (PROPOSAL 3).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of the Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of such copies of Section 16(a) reports received by us, or written representations from each reporting person for the fiscal year ended March 31, 2009, we believe that each of our directors, executive officers and 10% stockholders complied with all applicable filing requirements during the fiscal year ended March 31, 2009.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

The submission deadline for stockholder proposals to be included in our proxy materials for the 2010 annual meeting pursuant to Rule 14a-8 of the Exchange Act is March 31, 2010, except as may otherwise be provided in Rule 14a-8. All such proposals must be received by the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, New York 11749 by the required deadline in order to be considered for inclusion in the Company’s 2010 proxy materials.

ADVANCE NOTICE PROCEDURES FOR 2010 ANNUAL MEETING

Under our By-laws, director nominations and other business may be brought at the annual meeting only by or at the direction of the Board of Directors or by a stockholder entitled to vote who has delivered notice to us containing certain information specified in the By-laws (1) not less than 90 days nor more than 120 days prior to the anniversary date of the preceding year’s annual meeting, or (2) if the meeting date is changed by more than 30 days from such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier. Accordingly, the notice for nominating directors at, or bringing other business before, the 2010 annual meeting must be submitted no earlier than May 17, 2010 and no later than June 16, 2010 (unless the date of the meeting is changed by more than 30 days). A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary at CA, Inc., One CA Plaza, Islandia, NY 11749. If the stockholder does not also comply with the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such nomination or other business submitted by a stockholder.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the meeting. However, if any other business properly comes before the meeting or any adjournment or postponement, it is the intention of the persons named in the Company’s proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

FORM 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER WHO REQUESTS IN WRITING, ADDRESSED TO:

CA, INC.
ATTN.: INVESTOR RELATIONS DEPARTMENT
ONE CA PLAZA, ISLANDIA, NEW YORK 11749

OUR ANNUAL REPORT ON FORM 10-K MAY ALSO BE OBTAINED VIA THE INTERNET AT INVESTOR.CA.COM.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Compensation and Human Resources Committee Report on Executive Compensation,” and “Audit Committee Report” (to the extent permitted by the rules of the SEC), as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Dated: July 24, 2009
Islandia, New York

EXHIBIT A

CA, INC.

CORPORATE GOVERNANCE PRINCIPLES

General

These Corporate Governance Principles (these “Principles”) have been approved by the Board of Directors of CA, Inc. (the “Company”) and provide the basic outline of the Company’s corporate governance.

Role and Functions of the Board

The Board is elected by the stockholders to oversee the business and affairs of the Company, to oversee management, to build long-term value for the stockholders, and to sustain the Company’s vitality for its stockholders and other constituencies, including its employees.

In addition to these general roles, the Board performs a number of more specific functions, including:

•	selecting and overseeing the evaluation of the Chief Executive Officer (the “CEO”);

•	overseeing CEO and senior management succession planning;

•	providing counsel and oversight on the selection, evaluation and development of senior management;

•	reviewing and approving corporate strategy on an annual basis;

•	advising and counseling the CEO and senior management on relevant topics;

•	reviewing, monitoring and, where appropriate, approving fundamental financial and business strategies and major corporate actions;

•	assessing major risks facing the Company and considering strategies for their management and mitigation; and

•	overseeing and evaluating processes designed to maintain the integrity of the Company, including the integrity of its financial statements, its compliance with law and ethics, and its relationships with its employees, customers, suppliers and other stakeholders.

Director Qualifications

Directors should possess the highest personal and professional ethics, integrity and values, and must be committed to representing the long-term interests of the Company and its stockholders. They must have an inquisitive and objective perspective, practical wisdom and mature judgment, as well as an understanding of the Company’s business and the willingness to question what they do not understand.

Each director should be free of any conflict of interest which would interfere with the proper performance of the responsibilities of a director.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively. To ensure that a director has sufficient time to devote, no director may serve on more than three boards of directors of public companies in addition to the Company’s Board.

A director who retires or who has a material change in his or her principal occupation or business association since his or her most recent election to the Board shall tender a resignation from the Board to the Chair of the Corporate Governance Committee. The Board, upon recommendation of the Corporate Governance Committee, shall determine whether to accept the resignation. In addition, to enable the Corporate Governance Committee to monitor compliance with the criteria for service as a director, as well as for service on a particular Board Committee, the Corporate Governance Committee shall be notified promptly of (1) the proposed election of a director to the board of directors (or similar body) or any board committee of another entity (other than not-for-profit entities), (2) a director’s removal or other cessation of service as a member of any such board or committee, and (3) any other development that could affect a director’s ability to serve on the Board or any Board Committee. The Corporate Governance Committee shall recommend to the Board whether such director should resign or be removed as a director of the Company or as a member of any Board Committee, or whether any other action should be taken.

Director Independence

A majority of the directors must be independent directors, as determined by the Board on the recommendation of the Corporate Governance Committee, based on the guidelines set forth below. The Board believes that the CEO should serve on the Board. At no time shall more than two employees of the Company (including the CEO) serve on the Board; provided, that if the total number of directors exceeds twelve, no more than 25% of the total number of directors may be employees of the Company.

For a director to be considered independent, the Board must determine that the director does not have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has established guidelines to assist it in determining director independence in conformity with The NASDAQ Stock Market LLC (“NASDAQ”) listing requirements. In addition, the Board will consider all relevant facts and circumstances in making an independence determination, not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

A director will not be independent if:

•	the director is, or at any time during the past three years was, employed by the Company (provided that employment by a director as an executive officer on an interim basis for a period no longer than one year will not disqualify that director from being considered independent following such employment);

•	a family member of the director is, or at any time during the past three years was, employed by the Company as an executive officer;

•	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the past three years (provided that compensation received by the director for former service as an executive officer on an interim basis for a period no longer than one year will not be considered in determining independence following such service), other than (i) compensation for Board or Board committee service, (ii) compensation paid to a family member of the director who is an employee (other than an executive officer) of the Company or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•	the director or a family member of the director is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received payments for property or services in the current or any of the past three fiscal years that exceed 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

•	the director or a family member of the director is an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•	the director or a family member of the director is a current partner or employee of the Company’s outside auditor, or was a partner or an employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Any one or more of the following relationships, whether individually or in any combination, will be considered immaterial and will not, in and of themselves, impair the director’s independence:

Payments To/From the Company

1. the director or a family member of the director is a partner in or an executive officer of another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

2. the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity to which the Company made or from which the Company received payments for property or services in an amount that does not exceed, in the current or any of the past three fiscal years 2% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs;

Indebtedness

1. the director or a family member of the director is a partner in or an executive officer of another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

2. the director and family members of the director directly or indirectly own, in the aggregate, a 10% or greater equity interest in another company or entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s (or entity’s) indebtedness to the other at the end of the last completed fiscal year is less than 2% of the other company’s or entity’s total consolidated assets;

Charitable Contributions

1. the director or a family member of the director is an executive officer, of a charitable organization, and the Company’s discretionary charitable contributions to the organization (i.e., other than contributions made under the Company’s matching grant program) do not exceed, in the current or any of the past three fiscal years, 2% of the charitable organization’s consolidated gross revenues for that year or $200,000 whichever is more;

Directorships

1. the director or a family member of the director is a director, advisory director or trustee (or serves in a similar position) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

Less Than 10% Equity Interest

1. the director and the family members of the director directly or indirectly own, in the aggregate, less than a 10% equity interest in another company or entity that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company;

Other

1. the director or a family member of the director is an employee (but not an executive officer) of another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization);

2. a member of the director’s family (other than a family member) serves in any capacity with the Company; or

3. a member of the director’s family (other than a family member) serves in any capacity with, or owns any equity interest in, another company, entity or charitable organization that engages in any transactions (including indebtedness transactions), or has any other relationships, with the Company (including any contributions by the Company to any such charitable organization).

Notwithstanding the foregoing, the Board (on the recommendation of the Corporate Governance Committee) may determine that a director who has a relationship that exceeds the limits described in the immediately preceding paragraph (but only to the extent that the Board determines that the director does not have any direct or indirect material relationship with the Company and any such relationship does not constitute a bar to independence under NASDAQ listing requirements) is nonetheless independent.

For purposes of these Principles, the term “family member” means a person’s spouse, parents, children, and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home.

The ownership of stock in the Company by directors is encouraged and the ownership of a substantial amount of stock in the Company shall not in itself be a basis for a determination that a director is not independent.

The Board will undertake an annual review of the independence of all non-employee directors, based on the recommendation of the Corporate Governance Committee.

Size of Board

The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board, taking into account the Board’s ability to function effectively and with appropriate diversity and expertise.

The Corporate Governance Committee shall be responsible for selecting and recommending to the Board candidates to fill vacancies on the Board that occur as a result of expansion of the size of the Board, by resignation, by retirement or for any other reason.

Period of Board Service

A non-employee director shall serve until the annual meeting after his or her 75th birthday and for a maximum of ten years; provided, however, that the Board, on the recommendation of the Corporate Governance Committee, may waive such age and/or term limitation if circumstances warrant.

Director Selection Process

All directors shall stand for election by the stockholders each year at the Company’s Annual Meeting of Stockholders. The Board, on the recommendation of the Corporate Governance Committee, shall propose a slate of nominees for election at each such meeting. In addition, between such meetings, the Board, on the recommendation of the Corporate Governance Committee, may elect directors to serve until the next such meeting.

Stockholders may propose nominees for consideration by the Corporate Governance Committee in accordance with procedures developed by that Committee and disclosed in the Company’s Proxy Statement each year. Each director shall submit his or her Irrevocable Resignation (as defined below) in writing to the Chairman of the Corporate Governance Committee. The Board shall nominate for re-election as a director only an incumbent candidate who has tendered, prior to the mailing of the proxy statement for the annual meeting at which he or she is to be re-elected as a director, an irrevocable resignation authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which such candidate is nominated for re-election and (ii) Board acceptance of such resignation (an “Irrevocable Resignation”). In addition, the Board shall fill director vacancies and new directorships only with candidates who tender, at or prior to the time of their appointment to the Board, the same form of Irrevocable Resignation tendered by other directors in accordance herewith.

The Corporate Governance Committee (or such other committee comprised of independent directors as the Board may appoint) shall consider the Irrevocable Resignation submitted by any director not receiving the requisite number of votes to be elected pursuant to Section 7 of Article II of the By laws and shall recommend to the Board the action to be taken with respect to such tendered resignation. If no independent directors received the required majority vote, the Board shall act on the resignation offers. Any director whose Irrevocable Resignation is under consideration pursuant to this provision shall not participate in the committee recommendation regarding whether to accept the resignation offer. The Board shall take action within 90 days following certification of the vote, unless such action would cause the Company to fail to comply with any requirement of NASDAQ or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event the Company shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore in a Form 8-K furnished to the Securities and Exchange Commission. After accepting a director’s resignation, the Board may fill any resulting vacancy or may decrease the size of the Board.

Former CEOs and Other Employee’s Board Membership

The Board believes that the Board membership of the CEO and other employees of the Company following their resignation or retirement from the Company is a matter to be decided in each individual instance. When the CEO no longer holds that position or an employee director resigns or retires as an employee of the Company, resignation from the Board should be offered at the same time.

Meetings

The Board should have at least five scheduled meetings each year. There shall be an agenda for each meeting, focusing on relevant issues for the Board’s consideration. Directors are expected to attend all scheduled meetings of the Board and the Committees on which they serve, as well as meetings of the Company’s stockholders.

The independent directors will have regularly scheduled meetings at least twice a year at which only independent directors are present. The Chairman of the Board (if he or she is an independent director) or the Lead Independent Director (described below), if any, shall preside at those meetings.

Agendas and other meeting materials should be distributed in advance of Board and Committee meetings so as to provide the directors sufficient time to review such materials; the directors are expected to review such materials. Directors are encouraged to make suggestions as to agenda items and to ask that additional information be provided to the Board or any Committee to facilitate its performance.

On an annual basis, the Secretary of the Company shall prepare and distribute to the directors a detailed calendar of the meetings scheduled to be held by the Board and each of its Committees during the ensuing year. The calendar shall also specify the matters to be considered and acted upon at each such meeting, to the extent known at such time.

Board Leadership

The Board has no policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or a non-management director, and believes that these are matters that should be discussed and determined by the Board from time to time. When the Chairman of the Board is a member of management or is otherwise not independent, the non-employee directors shall elect annually, on the recommendation of the Corporate Governance Committee, a Lead Independent Director. The duties of the Lead Independent Director (or the Chairman, if he or she is independent) shall include presiding at executive sessions of the non-employee and independent directors.

Board Self-Assessment

The Board shall conduct an annual self-assessment of its performance to determine whether the Board and its Committees are functioning effectively.

Board Compensation

Directors who are employees shall not receive any compensation, directly or indirectly, for their services as directors. The Corporate Governance Committee shall be responsible for recommending to the Board the compensation and any benefits for non-employee directors, which shall be subject to the full discussion and approval by the Board. In discharging this duty, the Corporate Governance Committee shall be guided by three goals: (1) compensation should fairly pay directors for the work they perform; (2) compensation should include a significant equity component to align directors’ interests with the long-term interests of stockholders; and (3) the structure of the compensation should be simple, transparent and easy for stockholders to understand.

Stock Ownership Guideline for Non-Employee Directors

Consistent with our director compensation programs, each non-employee director receives at least 50% of his or her director compensation in the form of equity in the Company, which may not be transferred until after the director’s retirement.

Counsel and Other Advisors; Company Funding Obligations

The Board shall have the authority, to the extent deemed necessary or appropriate, to retain and terminate independent legal counsel or other advisors to assist the Board in carrying out its responsibilities. The Company shall provide for appropriate funding, as determined by the Board, to pay any such counsel or other advisors retained by the Board.

Access to Management and Outside Counsel and Auditors

Non-employee directors may contact senior managers of the Company and the Company’s outside counsel and auditors without the permission of senior corporate management, and without such management being present. To facilitate such contact, non-employee directors are encouraged to periodically visit Company locations without senior corporate management being present.

Director Orientation and Education

The Company shall provide orientation for new directors. Such orientation shall include information concerning the Company’s business and operations, as well as its corporate governance and other relevant matters, and shall be coordinated by the Secretary, under the guidance of the Corporate Governance Committee. The Company shall also provide continuing education for directors, which may include programs concerning topics of interest to directors, meetings with key management and visits to Company facilities.

Board Committees

The Board has established the following committees to assist the Board in discharging its responsibilities: the Audit Committee; the Compensation and Human Resources Committee; the Corporate Governance Committee; and the Compliance and Risk Committee. The Board may from time to time modify any of these Committees or establish new Committees.

The composition, responsibilities and other attributes of each Committee shall be specified in a Charter that shall be adopted by such Committee and approved by the Board. The Charters provide that each Committee will annually evaluate its performance.

Upon the recommendation of the Corporate Governance Committee, the Board of Directors shall appoint the Chairs and members of the Committees, each of whom shall serve at the discretion of the Board. In designating members of the Committees, the Board shall consider the extent to which Committee assignments should be rotated from time to time. While rotating Committee members should be considered periodically, the Board does not believe rotation should be mandated as a policy since there are significant benefits attributable to continuity, experience gained in service on particular committees and utilizing most effectively the individual talents of the directors.

The frequency, length and agenda of meetings of each Committee are determined by the Chair of the Committee, who may consult with members of the Committee and appropriate officers of the Company. Board members who are not members of a particular Committee are welcome to attend meetings of that Committee.

Each Committee’s duties may be described briefly as follows:

•	Audit Committee. The Audit Committee’s general purpose is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the audits of Company’s financial statements and the integrity of the Company’s financial statements and internal controls; (2) the qualifications and independence of the Company’s independent auditor (including the Committee’s direct responsibility for the engagement of the independent auditor); (3) the performance of the Company’s internal audit function and independent auditor; (4) the Company’s accounting and financial reporting processes; and (5) the activity of the Company’s internal control function, including reviewing decisions with respect to scope, risk assessment, testing plans, and organizational structure.

•	Compensation and Human Resources Committee. The Compensation and Human Resources Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to executive compensation and human resources matters, including (1) reviewing and approving corporate goals and objectives relevant to the compensation of the CEO; in coordination with the Corporate Governance Committee, evaluating his or her performance in light of those goals and objectives; and determining and approving his or her compensation based upon such evaluation; and (2) determining the compensation of senior executives other than the CEO, including determinations regarding equity-based and other incentive compensation awards.

•	Corporate Governance Committee. The Corporate Governance Committee’s general purpose is to assist the Board in fulfilling its responsibilities with respect to the governance of the Company, and includes making recommendations to the Board concerning (1) the size and composition of the Board, the qualifications and independence of the directors, and the recruitment and selection of individuals to stand for election as directors; (2) the organization and operation of the Board, including the nature, size and composition of Committees, the designation of Committee Chairs, the designation of a Lead Independent Director, Chairman of the Board or similar position, and the process for distribution of information to the Board and its Committees; and (3) the compensation of non-employee directors.

•	Compliance and Risk Committee. The Compliance and Risk Committee’s general purposes are (i) to provide general oversight to the Company’s Risk and Compliance functions; (ii) to provide input to management in the identification, assessment and mitigation of enterprise-wide risks faced by the Company both internally and externally; and (iii) to provide recommendations to the Board with respect to its review of the Company’s business practices and compliance activities and enterprise risk management.

It is the policy of the Board that all of the members of the Audit Committee, the Compensation and Human Resources Committee and the Corporate Governance Committee will be independent directors.

Communications with Stockholders and Other Interested Parties

The Board is interested in receiving communications from stockholders and other interested parties, which would include customers, suppliers and employees. Such parties may contact any member (or members) of the Board or any Committee, the non-employee directors as a group, or the Chair of any committee, by mail or electronically. In addition, the Audit Committee is interested in receiving communications from employees and other interested parties, which would include stockholders, customers and suppliers, on issues regarding accounting, internal accounting controls or auditing matters. Any such correspondence should be addressed to the appropriate person or persons, either by name or title, and sent by regular mail to the office of the Corporate Secretary at One CA Plaza, Islandia, New York 11749, or by e-mail to directors@ca.com.

The Board has determined that the following types of communications are not related to the duties and responsibilities of the Board and its committees and are, therefore, not appropriate: spam and similar junk mail and mass mailings; product complaints, product inquiries and new product suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and any communication that is unduly hostile, threatening, illegal or similarly unsuitable. Each communication received as described above will be forwarded to the directors, unless the Corporate Secretary determines said communication is not appropriate. Regardless, certain of these communications will be forwarded to others in the Company for review and action, when appropriate, or to the directors upon request.

Management Development and Succession Planning

The Board, with recommendations from the Corporate Governance Committee and the Compensation and Human Resources Committee, shall approve and maintain a succession plan for the CEO. On an annual basis, the Corporate Governance Committee and the Compensation and Human Resources Committee shall present to the Board a report on succession planning for senior management and a report on management development.

Executive Stock Ownership Guidelines

Executive stock ownership guidelines have been adopted under which all members of the Senior Leadership Team must achieve ownership thresholds based on a multiple of their base salary.

These Principles

These Principles shall be subject to review, at least annually, by the Board or the Corporate Governance Committee, and any changes deemed appropriate shall be adopted by the Board, on the recommendation of the Corporate Governance Committee.

Notice: If you plan to attend the 2009 Annual Meeting of Stockholders, please cut out and use the admission ticket(s) below.

No one will be admitted without an admission ticket.

Annual Meeting of Stockholders
September 14, 2009, 10:00 a.m. (Eastern Daylight Time)
World Headquarters
CA, Inc.
One CA Plaza
Islandia, New York 11749
(800-225-5224)

PLEASE VOTE YOUR SHARES VIA THE TELEPHONE OR INTERNET, OR SIGN, DATE AND
RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

ADMISSION TICKET	ADMISSION TICKET

Annual Meeting of Stockholders	Annual Meeting of Stockholders

World Headquarters CA, Inc. One CA Plaza Islandia, New York 11749 (800-225-5224) September 14, 2009 10:00 a.m. EDT	World Headquarters CA, Inc. One CA Plaza Islandia, New York 11749 (800-225-5224) September 14, 2009 10:00 a.m. EDT

Admit ONE	Admit ONE

CA, INC.
ONE CA PLAZA
ISLANDIA, NY 11749
VOTE BY INTERNET - www.proxyvote.com
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ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by CA, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CA, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M15964-P83456-Z50001	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1 AND 2.

Vote On Directors

1. ELECTION OF DIRECTORS

Nominees:		For	Against	Abstain			For	Against	Abstain

1a.	Raymond J. Bromark	☐	☐	☐		1h. Arthur F. Weinbach	☐	☐	☐

1b.	Gary J. Fernandes	☐	☐	☐		1i. Renato (Ron) Zambonini	☐	☐	☐

1c.	Kay Koplovitz	☐	☐	☐	Vote on Proposals 2. Proposal No. 2 - To ratify the appointment of KPMG LLP as our independent registered public accountants for the fiscal year ending March 31, 2010.		☐	☐	☐

1d.	Christopher B. Lofgren	☐	☐	☐

1e.	William E. McCracken	☐	☐	☐	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 3.

1f.	John A. Swainson	☐	☐	☐	3.	Proposal No. 3 - The stockholder proposal.	☐	☐	☐

1g.	Laura S. Unger	☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2 and AGAINST item 3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and Write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐

		Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
CA, Inc.’s Annual Report and Proxy Statement are available at www.proxyvote.com.

M15965-P83456-Z50001
CA, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 14, 2009
The stockholders hereby appoint John A. Swainson, Amy Fliegelman Olli and Clifford H.R. DuPree, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CA, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Daylight Time on September 14, 2009, at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749 or adjournments or postponements thereof.
          THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2 AND AGAINST PROPOSAL 3.
     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
CONTINUED AND TO BE SIGNED ON REVERSE SIDE